                                                                    EXHIBIT 10A


                                  $35,000,000
                             RESTATED AND AMENDED
                               CREDIT AGREEMENT


                          DATED AS OF AUGUST 15, 1996

                                   EXTENDING

             A) A $15,000,000 REDUCING REVOLVING LINE OF CREDIT AND

                   B) A $20,000,000 REVOLVING LINE OF CREDIT


                                       TO

                            HARMON INDUSTRIES, INC.
                            HARMON ELECTRONICS, INC.
                       ELECTRO PNEUMATIC CORPORATION, AND
                   CONSOLIDATED ASSET MANAGEMENT COMPANY, INC


                                      FROM

                  BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY
                                      AND
                          HARRIS TRUST AND SAVINGS BANK

                                TABLE OF CONTENTS

RECITALS  . . . . . . . . . . . . . . . . . 1

SECTION 1. DEFINITIONS, ACCOUNTING MATTERS AND GENERAL  RULES
       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.1. CERTAIN DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . 1
      1.2  ACCOUNTING TERMS; STATEMENTS OF VARIATION.  . . . . . . . . . . .  14
      1.3. GENERAL RULES . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 2. THE COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  15
      2.1. LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
      2.2. BORROWINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      2.3. REDUCTIONS AND CHANGES OF COMMITMENTS . . . . . . . . . . . . . .  16
      2.4. LENDING OFFICES . . . . . . . . . . . . . . . . . . . . . . . . .  17
      2.5. SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT . . . . . . . . . . . .  17
      2.6. NOTES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      2.7. CONVERSION OR CONTINUATION OF LOANS . . . . . . . . . . . . . . .  18
      2.8. REPAYMENT OF LOANS; REQUEST FOR EXTENSION OF MATURITY OF REVOLVING
             CREDIT LOANS. . . . . . . . . . . . . . . . . . . . . . . . . .  18
      2.9.  INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      2.10. OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . .  20
      2.11. MANDATORY PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . .  20
      2.12. PAYMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      2.13. PRO RATA TREATMENT . . . . . . . . . . . . . . . . . . . . . . .  21
      2.14. MINIMUM AMOUNTS. . . . . . . . . . . . . . . . . . . . . . . . .  21
      2.15. CERTAIN NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  22
      2.16. NON-RECEIPT OF FUNDS BY THE AGENT. . . . . . . . . . . . . . . .  23
      2.17. BALANCES; SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . .  23
      2.18. COMPUTATION OF INTEREST. . . . . . . . . . . . . . . . . . . . .  24
      2.19. SECURITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      2.20. ADVANCES AFTER DEFAULT . . . . . . . . . . . . . . . . . . . . .  24
      2.21. LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 3. FEES; YIELD PROTECTION. . . . . . . . . . . . . . . . . . . . . .  26
      3.1. FACILITY FEES . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      3.2. ADDITIONAL EURODOLLAR LOAN COSTS. . . . . . . . . . . . . . . . .  26
      3.3. LIMITATION ON TYPES OF LOANS. . . . . . . . . . . . . . . . . . .  27
      3.4. ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      3.5. CERTAIN CONVERSIONS PURSUANT TO SUBSECTIONS 3.3 AND 3.4 . . . . .  27
      3.6. COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 4. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . .  28
      4.1. CONDITIONS PRECEDENT TO THE LOANS . . . . . . . . . . . . . . . .  28
      4.2. SUBSEQUENT LOANS AND ADVANCES . . . . . . . . . . . . . . . . . .  30

SECTION 5. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . .  30
      5.1. CORPORATE EXISTENCE AND STRUCTURE . . . . . . . . . . . . . . . .  30

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      5.2. FINANCIAL CONDITION . . . . . . . . . . . . . . . . . . . . . . .  30
      5.3. LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      5.4. NO BREACH . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      5.5. CORPORATE ACTION; BINDING EFFECT. . . . . . . . . . . . . . . . .  31
      5.6. APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      5.7. ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      5.8. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      5.9. INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . . . .  32
      5.10. PUBLIC UTILITY HOLDING COMPANY ACT . . . . . . . . . . . . . . .  32
      5.11. ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . .  32
      5.12. CAPITALIZATION OF THE BORROWERS. . . . . . . . . . . . . . . . .  33
      5.13. ASSETS OF THE BORROWERS. . . . . . . . . . . . . . . . . . . . .  34
      5.14. MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . . . . . . .  34
      5.15. SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      5.16. SECURITY DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . .  34
      5.17. MARGIN REGULATIONS . . . . . . . . . . . . . . . . . . . . . . .  34
      5.18. COPYRIGHTS. PATENTS AND OTHER RIGHTS . . . . . . . . . . . . . .  35
      5.19. DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
      5.20. LABOR MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . .  35
      5.21. NO EVENT OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . .  35
      5.22. USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .  35
      5.23. BENEFIT TO ALL BORROWERS . . . . . . . . . . . . . . . . . . . .  35

SECTION 6. COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      6.1. INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
      6.2  LITIGATION, ETC . . . . . . . . . . . . . . . . . . . . . . . . .  38
      6.3. COMPLIANCE, INSPECTION, ETC.. . . . . . . . . . . . . . . . . . .  38
      6.4. USE OF PROCEEDS.. . . . . . . . . . . . . . . . . . . . . . . . .  39
      6.5. CURRENT RATIO . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      6.6. MINIMUM TANGIBLE NET WORTH. . . . . . . . . . . . . . . . . . . .  39
      6.7. FUNDED DEBT RATIO . . . . . . . . . . . . . . . . . . . . . . . .  39
      6.8. LEVERAGE RATIO. . . . . . . . . . . . . . . . . . . . . . . . . .  39
      6.9. FIXED CHARGES COVERAGE RATIO. . . . . . . . . . . . . . . . . . .  39
      6.10. INTEREST COVERAGE RATIO. . . . . . . . . . . . . . . . . . . . .  39
      6.11. INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      6.12. MERGERS, ACQUISITIONS, SALE OF ASSETS, ETC.. . . . . . . . . . .  40
      6.13. DIVIDENDS AND DISTRIBUTIONS. . . . . . . . . . . . . . . . . . .  40
      6.14. ISSUANCE OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . .  41
      6.15. SALE AND LEASE-BACK TRANSACTIONS . . . . . . . . . . . . . . . .  41
      6.16. INVESTMENTS AND JOINT VENTURES . . . . . . . . . . . . . . . . .  41
      6.17. LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      6.18. ADDITIONAL SECURITY DOCUMENTS. . . . . . . . . . . . . . . . . .  42
      6.19. TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . .  42
      6.20. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      6.21. MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . . . .  43
      6.22. ENVIRONMENTAL LAWS; INDEMNIFICATION. . . . . . . . . . . . . . .  43
      6.23. FURTHER ASSURANCES; SECURITY INTERESTS . . . . . . . . . . . . .  44
      6.24. NATURE OF BUSINESS; LIMITATIONS ON FUNDAMENTAL CHANGES . . . . .  45
      6.25. MARKETING VEHICLES . . . . . . . . . . . . . . . . . . . . . . .  45

      6.26 CONFIRMATION OF SECURITY DOCUMENTS. . . . . . . . . . . . . . . .  46

SECTION 7. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 8. THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      8.1. APPOINTMENT, POWERS AND IMMUNITIES. . . . . . . . . . . . . . . .  48
      8.2. RELIANCE BY AGENT . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.3. DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.4. RIGHTS AS A BANK. . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.5. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .  50
      8.6. NON-RELIANCE ON AGENT AND OTHER BANKS . . . . . . . . . . . . . .  50
      8.7. FAILURE TO ACT. . . . . . . . . . . . . . . . . . . . . . . . . .  50
      8.8. RESIGNATION OR REMOVAL OF AGENT . . . . . . . . . . . . . . . . .  50

SECTION 9. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .  51
      9.1. WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
      9.2. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
      9.3. EXPENSES, INDEMNIFICATION, ETC. . . . . . . . . . . . . . . . . .  51
      9.4. AMENDMENTS. ETC . . . . . . . . . . . . . . . . . . . . . . . . .  52
      9.5. SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . .  52
      9.6. ASSIGNMENTS AND PARTICIPATIONS. . . . . . . . . . . . . . . . . .  52
      9.7. SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      9.8. CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      9.9. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      9.10. SURVIVAL OF AGREEMENTS . . . . . . . . . . . . . . . . . . . . .  53
      9.11. INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      9.12  INTEGRATION; SEVERABILITY. . . . . . . . . . . . . . . . . . . .  54
      9.13. CONTROLLING DOCUMENT . . . . . . . . . . . . . . . . . . . . . .  54
      9.14. JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . .  54
      9.15. GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .  55
      9.16. WAIVER OF TRIAL BY JURY. . . . . . . . . . . . . . . . . . . . .  55
      9.17. UNENFORCEABILITY OF ORAL AGREEMENTS: FINAL WRITTEN AGREEMENT . .  55

Exhibit A          -    Commitments
Exhibit B          -    Form of Reducing Revolving Credit Note
Exhibit C          -    Form of Revolving Credit Note
Exhibit D          -    Form of Borrowing Notice

Schedule 1.1       -    Existing Liens
Schedule 5.2       -    Contingent Liabilities
Schedule 5.3       -    Litigation
Schedule 5.8       -    Taxes
Schedule 5.11      -    Environmental Matters
Schedule 5.12      -    Existing Subsidiaries
Schedule 5.14      -    Material Contracts
Schedule 6.9       -    1995 Deferred Capital Expenditures
Schedule 6.11      -    Existing Indebtedness
Schedule 6.16      -    Existing Investments

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     THIS RESTATED AND AMENDED CREDIT AGREEMENT (as the same may be amended, modified, supplemented or replaced from time to time, the "Agreement'') is entered into as of August ___, 1996 by and among HARMON INDUSTRIES, INC., a Missouri corporation ("HII"), HARMON ELECTRONICS, INC., a Missouri corporation ("HEI"), ELECTRO PNEUMATIC CORPORATION, a California corporation ("EPC"), and CONSOLIDATED ASSET MANAGEMENT COMPANY, INC., a Missouri corporation ("CAMCO"), jointly and severally (individually a "BORROWER" and collectively the "BORROWERS"); BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (individually a "Bank" and collectively the "Banks"); BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association, as the issuing Bank of letters of credit (in such capacity, the "Issuing Bank"); and BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association, as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

     This Agreement restates and amends that certain Credit Agreement between Borrowers, Banks, Agent and Issuing Bank dated as of June 28, 1993, as amended by Amendment No. 1 to Credit Agreement dated as of December 19, 1994 and Amendment No. 2 to Credit Agreement dated as of July 10, 1995.

     To induce the Banks to extend credit and financial accommodations to the Borrowers and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

  SECTION 1. DEFINITIONS, ACCOUNTING MATTERS AND GENERAL  RULES

     1.1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which any of the Borrowers or any of their respective Subsidiaries (in one transaction or as the most recent transaction in a series of transactions) (i) acquires any going business or all or substantially all of the assets of any Person (including, in the case of a corporation, any division thereof), whether through purchase of assets, merger or otherwise, (ii) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) directly or indirectly acquires control of a majority ownership interest in any partnership or joint venture, except for Investments in Marketing Vehicles specifically permitted by
     Section 6.16(e) hereof.

          "ADDITIONAL EURODOLLAR LOAN COSTS" shall mean any costs resulting from any Regulatory Change which imposes, modifies or deems applicable any reserve, special deposit, minimum capital, capital ratio or similar requirements (other than the Reserve Requirement utilized in the determination of LIBOR Reserve Adjusted Rate for any Eurodollar Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Bank (including any of the Eurodollar Loans), or any Commitment of any Bank, and which, in each case, are attributable to such Bank's making or maintaining any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Eurodollar Loans or such obligation.

          "AFFILIATE" shall mean, with respect to any Person, any other Person or group of affiliated Persons directly or indirectly controlling (including without limitation all directors and executive officers of such Person), controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power (i) to vote fifteen percent (15%) or more of the securities having ordinary voting power for the election of directors of such other Person, or (ii) to direct or cause the direction of the management or policies of such other Person.

          "AIRCRAFT SECURITY AGREEMENT" shall mean the aircraft security agreement and chattel mortgage executed by HII and the Agent, dated as of June 28, 1993, as the same may have been or hereafter be amended, modified, supplemented or replaced from time to time.

          "BORROWING DATE" shall mean the date of each borrowing under Subsection 2.2 hereof.

          "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in Kansas City, Missouri or Chicago, Illinois; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealing in Dollar deposits in the London interbank market.

          "CAPITAL EXPENDITURES" shall mean, without duplication,
     (i) expenditures (whether paid in cash or accrued as a liability) for fixed assets, tooling, plant and equipment (including without limitation the incurrence of Capital Lease Obligations), and (ii) any other expenditures that would be classified as capital expenditures under GAAP. Capital Expenditures shall not include the amount of consideration paid and/or any monetary obligation incurred in respect of the purchase price for any Acquisition permitted under this Agreement.

          "CAPITAL LEASE OBLIGATIONS" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CERTIFICATION DATE" shall mean 45 days after the end of each fiscal quarter.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" shall mean the properties and assets described in the Security Documents, and all other properties and assets which may be pledged or mortgaged hereafter by any Person to secure the payment and/or performance of any Obligations.

          "COMMITMENTS" shall mean, collectively, the Revolving Credit Commitments and the Reducing Revolving Credit Commitments.

          "COMPUTATION DATE" shall mean the last day of any fiscal quarter of the Borrowers.

          "CONSOLIDATED NET INCOME" shall mean, for any period, the net income and net losses of the Borrowers and their Subsidiaries on a consolidated basis as defined according to GAAP.

          "CONSOLIDATED NET WORTH" shall mean, at any date, the amount shown as "total shareholders' equity" (or any like caption) on a consolidated balance sheet of the Borrowers and their Subsidiaries.

          "CONTINUE," "CONTINUATION" and "CONTINUED" shall refer to the continuation of a Eurodollar Loan of one type as a Eurodollar Loan of the same type from one Interest Period to the next Interest Period.

          "CONVERT," "CONVERSION," and "CONVERTED" shall refer to a conversion pursuant to Subsection 2.7 hereof of Loans of one type into Loans of the other type.

          "CORPORATE BASE RATE" shall mean the rate of interest from time to time announced by Boatmen's First National Bank of Kansas City as its "corporate base rate," with the understanding that such "corporate base rate" serves as a basis on which effective rates of interest are from time to time calculated for loans making reference thereto, and may not be the lowest, best or most favored of the interest rates offered by Boatmen's First National Bank of Kansas City.

          "CORPORATE BASE RATE LOANS" shall mean Loans which, at the time, pursuant to the terms of this Agreement, bear interest at rates based on the Corporate Base Rate.

          "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Security Documents, all Letters of Credit, all Reimbursement Agreements, and all other documents executed in connection herewith or as security for the Notes, as any or all of the foregoing may be renewed, extended, amended, modified, supplemented, replaced, or rearranged from time to time.

          "CURRENT ASSETS" shall mean, at any date, the current assets of the Borrowers and their Subsidiaries determined on a consolidated basis as of such date.

          "CURRENT LIABILITIES" shall mean, at any date, the current liabilities of the Borrowers and their Subsidiaries determined on a consolidated basis as of such date.

          "CURRENT RATIO" shall mean, at any date, the ratio of Current Assets to Current Liabilities.

          "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

          "DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount whatsoever payable by the Borrowers under this Agreement or any Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on and including the due date of such amount to, but not including, the date such amount is paid in full, equal to 3% per annum above the Corporate Base Rate from time to time.

          "DOLLARS" and "$" shall mean lawful money of the United States of America.

          "EBIT" shall mean, for any period, consolidated net income before taxes, extraordinary items and other unusual items (including changes in accounting principles), non recurring, restructuring or other special items which do not occur in the ordinary course of business, less non-operating income, plus non-operating expenses (which include, among other items, interest expenses) for such period, determined on a consolidated basis for the Borrowers and their Subsidiaries.

          "EBITDA" shall mean, for any period, EBIT for such period plus depreciation, depletion and amortization and other non-cash expenses for such period to the extent such amounts were taken into account in computing such EBIT.

          "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or Petroleum Product or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251, ET SEQ., the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 ET SEQ., the Surface Mining Control and Reclamation Act Sections 1200 ET SEQ. ("SMCRA"), 30 U.S.C. Sections 1201 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to-Know Act ("EPCRA"), 42 O.S.C. Section 1101 ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET SEQ., and the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C.
     Section 655 and Section 657, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any of the Borrowers or is under common control (within the meaning of Section 414(c) of the Code) with any of the Borrowers.

          "EURODOLLAR LOANS" shall mean Loans the interest rates of which are, at the time, determined on the basis of rates referred to in the definition of "LIBOR" in this Subsection 1.1.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
     Section 7 hereof.

          "FISCAL PERIOD" shall mean the period of four consecutive fiscal quarters ending on a Computation Date.

          "FIXED CHARGES" shall mean, for any Fiscal Period, the sum of (i) all interest accrued on Indebtedness (including imputed interest on Capital Lease Obligations) of the Borrowers and their Subsidiaries determined on a consolidated basis during such period, (ii) current maturities of Indebtedness (excluding advances under the Revolving Credit Loans) as of the last day of such period, (iii) current maturities of Capital Lease Obligations as of the last day of such period, and (iv) the aggregate amount of Capital Expenditures made by the Borrowers and their Subsidiaries determined on a consolidated basis during such period.

          "FIXED CHARGES COVERAGE RATIO" shall mean, for any Fiscal Period, the ratio of EBITDA to Fixed Charges for such Fiscal Period.

          "FUNDED DEBT" shall mean, as to the Borrowers and their Subsidiaries determined on a consolidated basis, without duplication, all long term Indebtedness (including Capital Lease Obligations and Guaranties of Indebtedness of others) excluding (i) all principal payments in respect thereof required to be made within one year from the date as of which Funded Debt is being determined, (ii) reserves for income taxes, and
     (iii) deferred compensation obligations.

          "FUNDED DEBT RATIO" shall mean, at any date, the ratio (expressed as a percentage) of (i) the aggregate outstanding principal amount of Funded Debt to (ii) Total Capitalization on such date.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any branch, department, or agency thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government.

          "GUARANTEE" shall mean, in respect of any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of another

     Person, including without limitation by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to maintain financial covenants, or to assure the payment of such Indebtedness by an agreement to make payments in respect of goods or services regardless of whether delivered, or otherwise, provided, that the term "Guarantee" shall not include endorsements for deposit or collection in the ordinary course of business; and such term when used as a verb shall have a correlative meaning.

          "HAZARDOUS MATERIALS" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any applicable Environmental Law.

          "INACTIVE SUBSIDIARIES" shall mean, for so long as they do not conduct any active business or acquire any assets, Cedrite Technologies, Inc. and Phoenix Data, Inc., both of which are Wholly Owned Subsidiaries of HII.

          "INDEBTEDNESS" shall mean, as to any Person, on a consolidated basis with such Person's Subsidiaries, without duplication: (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments, (ii) all obligations of such Person for the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business which are not overdue by more than 60 days or which are being contested in good faith by appropriate proceedings, (iii) all Capital Lease Obligations of such Person, (iv) all Indebtedness of others secured by a Lien on any properties, assets or revenues of such Person to the extent of the value of the property subject to such Lien, (v) all Indebtedness of others Guaranteed by such Person and (vi) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers' acceptances.

          "INTEREST COVERAGE RATIO" shall mean, for any Fiscal Period, the ratio of EBIT plus non operating income that is not the result of an extraordinary or non-recurring item, to Interest Expense.

          "INTEREST EXPENSE" shall mean, for any period, all interest on Indebtedness (including imputed interest on Capital Lease Obligations) of the Borrowers and their Subsidiaries during such period; provided, however, that there shall be added to "Interest Expense" any fees or commissions or net losses amortized during such period under any Interest Rate Protection Agreement and any fees or commissions payable in connection with any letters of credit during such period and there shall be subtracted from "Interest Expense" any net gains under any Interest Rate Protection Agreement during such period.

          "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or is Converted from a Loan of the other type or the last day of the next preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrowers may select, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last

     Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) any Interest Period for any Loan which would otherwise extend beyond the Termination Date applicable to such Loan shall end on such Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar Month, on the immediately preceding Business
     Day); and (iii) the Borrowers shall select the duration of Interest Periods in such a way so that, notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month (and, if any Eurodollar Loans would otherwise have an Interest Period of a shorter duration, they shall be Corporate Base Rate Loans for the relevant period).

          "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap, cap, collar agreement or similar agreement or arrangement designed to protect the Borrowers against fluctuations in interest rates.

          "INVESTMENT" by any Person in any other Person shall mean:

          (i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such first Person for or in connection with any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or as a capital contribution to such other Person; and

          (ii) the principal amount of any advance, loan or extension of credit by such first Person to such other Person (other than any such advance, loan or extension of credit having a stated term not exceeding 60 days made by such first Person to its trade customers in the ordinary course of its business) and (without duplication) any amount committed to be advanced, loaned or extended by such first Person to such other Person.

          "LC EXPOSURE" shall mean, at any time, the sum of (i) the aggregate face amount of all Letters of Credit then outstanding, plus (ii) the aggregate amount of all payments made by the Issuing Bank under or in connection with any Letter of Credit for which the Issuing Bank has not been reimbursed.

          "LETTERS OF CREDIT" shall mean letters of credit issued by the Issuing Bank for the account of any of the Borrowers pursuant to Subsection 2.21 hereof.

          "LEVERAGE RATIO" shall mean, at any date, the ratio of (i) the aggregate outstanding principal amount of the sum of Funded Debt plus Current Liabilities of the Borrowers and their Subsidiaries determined on a consolidated basis, to (ii) Tangible Net Worth on such date.

          "LIBOR" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean, as determined by the Agent, of the rates per annum (rounded, if necessary, to the nearest l/16 of 1%) quoted by each of the Reference Banks and notified to the Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the aggregate principal amount of the Eurodollar Loans to be held by such Reference Bank for such Interest Period. If any Reference
     Bank does not timely furnish such information for determination of any rate, the Agent shall determine such rate on the basis of information timely furnished by the remaining Reference Banks.

          "LIBOR RESERVE ADJUSTED RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded, if necessary, to the nearest l/100 of 1%) determined by the Agent to be equal to the sum of
     (i) LIBOR for such Loan for such Interest Period divided by (ii) l minus the Reserve Requirements for such Loan for such Interest Period.

          "LIEN" shall mean any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, including without limitation the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, or any agreement to create or grant any of the foregoing or prohibiting the Borrowers or any of their Subsidiaries from granting Liens on their respective assets for the benefit of the Banks.

          "LOANS" shall mean, collectively, the Reducing Revolving Credit Loans and the Revolving Credit Loans.

          "MAJORITY BANKS" shall mean, at any time, one or more Banks holding at least 51% of the aggregate principal amount of Loans or, if no Loans are at the time outstanding, Banks having at least 51% of the Commitments; provided, however, that if Boatmen's First National Bank of Kansas City does not hold at least 51% of the aggregate principal amount of Loans or Commitments, as the case may be, then "Majority Banks" must include Harris Trust and Savings Bank, so long as it remains a Bank hereunder.

          "MANDATORY PREPAYMENTS" shall mean the prepayments of the Loans required by Subsection 2.11 hereof.

          "MARKETING VEHICLE" shall mean a partnership, joint venture, corporation or other entity, in each case which (i) has an existence or duration limited to the period of time reasonably necessary to complete the project for which it was formed, (ii) has outstanding voting stock or other ownership interests that are owned directly or indirectly by any Borrower and others, and (iii) is operated or established for the purpose of permitting such Borrower to market or sell its products through one or more contracts or purchase orders.

          "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in
     Section 3(37) of ERISA to which contributions have been made by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NEGATIVE PLEDGE AGREEMENT" shall mean the negative pledge agreement executed by Borrowers dated of even date herewith, as the same may be amended, modified, supplemented or replaced from time to time.

          "NOTES" shall mean, collectively, the Reducing Revolving Credit Notes and the Revolving Credit Notes.

          "OBLIGATIONS" shall mean, collectively, (i) all indebtedness, liabilities and obligations whatsoever of the Borrowers to the Banks whether now existing or hereafter arising under or in connection with this Agreement and/or any of the other Credit Documents, including without limitation, the principal of, and interest on, the Loans, all future advances thereunder, and all other amounts now or hereafter owing to the Banks under this Agreement, the Notes, the Letters of Credit, the Reimbursement Agreements or any of the other Credit Documents, and (ii) any and all other indebtedness, liabilities and obligations whatsoever of the Borrowers to the Banks, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, whether joint or several.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED LIENS" shall mean:

          (i) pledges or deposits by the Borrowers under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrowers), or leases to which the Borrowers are parties, deposits to secure public or statutory obligations of the Borrowers, deposits of cash or U.S. Government bonds to secure surety or appeal bonds or performance bonds to which the Borrowers are parties or which are issued for their account, or deposits for the payment of rent (provided that such deposits as security for the payment of rent are required in the ordinary course of business);

          (ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, and Liens arising out of judgments or awards against the Borrowers, provided that with respect to all such Liens, the relevant Borrower shall currently be contesting such Liens by prosecuting an appeal or proceeding for review in good faith and by proper procedure, and that such Liens shall be bonded against to the satisfaction of the Majority Banks;

          (iii) Liens for taxes not yet subject to penalties for non-payment, the payment of which is being contested in good faith by appropriate proceedings, and Liens for taxes which are not yet overdue;

          (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or other Liens incidental to the conduct of the business of the Borrowers or to the ownership of their property which were not incurred in connection with Indebtedness of the Borrowers, and which Liens do not materially detract from the value of said properties or materially impair the operation of the business of the Borrowers;

          (v) Liens created in connection with Capital Lease Obligations, provided that such Liens do not encumber any property other than the property financed by the capital lease under which such Capital Lease Obligations exist;

          (vi) Liens existing on any assets acquired by the Borrowers after the date of this Agreement or created at the time of acquisition of such assets by the Borrowers after the date of this Agreement to secure purchase money Indebtedness; provided that any such acquisition or incurrence of Indebtedness must be permitted by all other applicable provisions of this Agreement, that the Lien must not extend to any assets other than those being acquired, that the purchase money Indebtedness not exceed 90% of the value of the asset so acquired, and that the aggregate amount of purchase money Indebtedness secured by all such Liens (excluding the aggregate amount of purchase money Indebtedness incurred pursuant to an Acquisition that is permitted by the terms of this Agreement) shall not exceed $3,000,000.

          (vii) existing Liens in respect of property, assets or revenues the Borrowers listed on Schedule 1.1 hereto;

          (viii) Liens created pursuant to the Security Documents; and

          (ix) extensions, renewals, refinancings or replacements of any Permitted Liens referred to above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal, refinancing or replacement is limited to the property originally encumbered thereby.

          "PERSON" shall mean any individual, corporation, partnership, trust, joint venture, unincorporated association or other enterprise or any Governmental Authority.

          "PETROLEUM PRODUCTS" shall mean, collectively, gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products.

          "PLAN" shall mean an employee benefit plan established or maintained by the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "QUARTERLY DATE" shall mean the last day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a Business Day, the relevant Quarterly Date shall be the next preceding Business Day.

          "QUARTERLY REDUCTION DATE" shall mean each Quarterly Date on which the Reducing Revolving Credit Commitments are automatically reduced as set forth in Section 2.3 hereof.

          "REDUCING REVOLVING CREDIT APPLICABLE MARGIN" shall mean (i) 0% with respect to Corporate Base Rate loans, and (ii) with respect to Eurodollar Loans, the higher of the two percentages in Columns 2 and 4 set opposite the ranges of Funded Debt Ratio and Fixed

     Charges Coverage Ratio calculated as of the end of any fiscal quarter of the Borrowers, as set forth below:


     (Column 1)            (Column 2)         (Column 3)        (Column 4)

                           APPLICABLE                           APPLICABLE
                           MARGIN FOR         FIXED CHARGES     MARGIN FOR
     FUNDED DEBT RATIO     EURODOLLAR LOANS   COVERAGE RATIO    EURODOLLAR LOANS
     -----------------     ----------------   --------------    ----------------


       -     No more than                     No less than 1.50
             55% but       1.50%              to 1.00, but not  1.50%
             greater than                     greater than 2.00
             40%                              to 1.00


       -     No more than                     No less than 2.00
             40% but       1.35%              to 1.00, but not  1.35%
             greater than                     greater than 2.25
             30%                              to 1.00


       -     Less than or  1.20%              Greater than or    1.20%
             equal to 30%                     equal to 2.25
                                              to 1.00


          In the event the percentage set forth in Columns 2 and 4 opposite the applicable ranges of Fixed Charges Coverage Ratio and Funded Debt Ratio are the same, then such percentage shall be the Reducing Revolving Credit Applicable Margin.

          "REDUCING REVOLVING CREDIT COMMITMENT" shall mean, as to each Bank, the obligation of such Bank to make Reducing Revolving Credit Loans under Subsection 2.1(a) hereof up to an aggregate principal amount at any one time outstanding equal to the amount set forth opposite the name of such Bank in Exhibit A hereto under the heading "Reducing Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Subsection 2.3 hereof).

          "REDUCING REVOLVING CREDIT LOAN" shall have the meaning assigned to such term in Subsection 2.1(a) hereof.

          "REDUCING REVOLVING CREDIT NOTES" shall mean the promissory notes defined as such in Subsection 2.6 hereof.

          "REDUCING REVOLVING CREDIT TERMINATION DATE" shall mean August 15, 2001; provided, however, that if such date would otherwise fall on a date which is not a Business Day, the Reducing Revolving Credit Termination Date shall be the next preceding Business Day.

          "REFERENCE BANKS" shall mean The Bank of Tokyo, Ltd., Barclays Bank PLC, and National Westminster Bank PLC.

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto), as the same may be amended or supplemented from time to time.

          "REGULATORY CHANGE" shall mean, with respect to either Bank, any change after the date of this Agreement in United States Federal or state law or regulations, or the entry, adoption, or making after such date of any order, interpretation, directive, or request of or under any United States Federal or state law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, applying to a class of banks including such Bank.

          "REIMBURSEMENT AGREEMENT" shall mean any application and/or reimbursement agreement pursuant to which a Letter of Credit has been issued, as the same may be amended, modified, supplemented or replaced from time to time.

          "REQUIREMENT OF LAW" shall mean for any Person any law, treaty, regulation, rule, order, judgment or decree, or any other determination or requirement of any Governmental Authority or arbitrator applicable to or binding on such Person or any of its property or to which such Person or any of its property is subject.

          "RESERVE REQUIREMENT" shall mean, for any Eurodollar Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by any Bank against "Eurocurrency liabilities" (as such term is used in Regulation D), which shall be determined without benefit of or credit for exemptions, prorations or offsets. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" in this Subsection 1.l or (b) any category of extension of credit or other assets which includes the Eurodollar Loans.

          "RESTRICTED PAYMENTS" shall have the meaning set forth in Subsection 6.13 hereof.

          "REVOLVING CREDIT APPLICABLE MARGIN" shall mean (i) 0% with respect to Corporate Base Rate Loans, and (ii) with respect to Eurodollar Loans, the higher of the two percentages in Columns 2 and 4 set opposite the ranges of Funded Debt Ratio and Fixed Charges Coverage Ratio calculated as of the end of any fiscal quarter of the Borrowers, as set forth below:

     (Column 1)           (Column 2)          (Column 3)        (Column 4)

                          Applicable                            Applicable
                          Margin for          Fixed Charges     Margin for
     Funded Debt Ratio    Eurodollar Loans    Coverage Ratio    Eurodollar Loans
     -----------------    ----------------    --------------    ----------------


       -     No more than                     No less than 1.50
             55% but      1.40%               to 1.00, but not  1.40%
             greater than                     greater than 2.00
             40%                              to 1.00


       -     No more than                     No less than 2.00
             40% but      1.25%               to 1.00, but not  1.25%
             greater than                     greater than 2.25
             30%                              to 1.00


       -     Less than or                     Greater than or
             equal to 30% 1.15%               equal to 2.25 to  1.15%
                                              1.00


          In the event the percentage set forth in Columns 2 and 4 opposite the applicable ranges of Fixed Charges Coverage Ratio and Funded Debt Ratio are the same, then such percentage shall be the Revolving Credit Applicable Margin.

          "REVOLVING CREDIT COMMITMENT" shall mean, as to each Bank, the obligation of such Bank to make Revolving Credit Loans under Subsection 2.1(b) hereof up to an aggregate principal amount at any one time outstanding equal to the amount set forth opposite the name of such Bank on Exhibit A hereto under the heading "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Subsection 2.3 hereof), minus (without duplication) the amount, if any, of such Bank's LC Exposure as of the date on which any determination of such Bank's Revolving Credit Commitment is being made.

          "REVOLVING CREDIT LOAN" shall have the meaning assigned to such term in Subsection 2.1(b) hereof.

          "REVOLVING CREDIT NOTES" shall mean the promissory notes defined as such in Subsection 2.6 hereof.

          "REVOLVING CREDIT TERMINATION DATE" shall mean August 15, 1999, as the same may be extended pursuant to any subsequent mutual agreement of the Borrowers and the Banks; provided, however, that if such date would otherwise fall on a date which is not a Business Day, the Revolving Credit Termination Date shall be the next preceding Business Day.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "SECURITY AGREEMENT" shall mean the security agreement executed by the Borrowers and the Agent, dated as of June 28, 1993, as the same may have been or hereafter be amended, modified, supplemented or replaced from time to time.

          "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, the Aircraft Security Agreement, the Reimbursement Agreements and all other documents executed as security for the Obligations to the extent set forth therein, as any or all of the foregoing may be renewed, extended, amended, modified, supplemented or replaced from time to time.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; provided, however, that the foregoing shall not include any Marketing Vehicle unless GAAP requires (or permits, and the Borrower so elects) such Marketing Vehicle to be consolidated with any Borrower for financial reporting purposes, in which case such Marketing Vehicle shall be a Subsidiary for purposes of this Agreement.

          "TANGIBLE NET WORTH" shall mean, at any date, Consolidated Net Worth minus any amount included in the determination thereof which would be attributable to goodwill and any other intangible item.

          "TERMINATION DATES" shall mean the Revolving Credit Termination Date and the Reducing Revolving Credit Termination Date.

          "TOTAL CAPITALIZATION" shall mean, at any date, the sum of (i) Funded Debt, plus (ii) Tangible Net Worth.

          "WHOLLY-OWNED SUBSIDIARY" shall mean, with respect to any Person, any Subsidiary of such Person all of the shares of capital stock (and all rights and options to purchase such shares) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person or another Wholly-Owned Subsidiary of such Person.

     Additional definitions may be found in the preamble and throughout this Agreement.

     1.2   ACCOUNTING TERMS; STATEMENTS OF VARIATION.

     (a) All accounting terms used herein shall (except as Otherwise expressly provided herein) be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent, the Banks or the Issuing Bank hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the accounting principles used in the preparation of the audited financial statements of the Borrowers on a consolidated basis referred to in Subsection 5.2 hereof.

     (b) The Borrowers shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Subsection 6.1 hereof, notice of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the immediately preceding annual or quarterly financial statements, as the case may be.

     (c) Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the audited financial statements referred to in Subsection 5.2 hereof are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms in or relating to Section 6 hereof, the parties hereto agree to enter into discussions with a view to amending such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Borrowers on a consolidated basis shall be the same after such changes as if such changes had not been made, provided that no change in GAAP that would affect the method of calculation of any of said financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Majority Banks, to so reflect such change in accounting principles.

     (d) The Borrowers shall maintain their respective accounts on the basis of a fiscal year ending December 31 of each year.

     (e) Unless a Marketing Vehicle becomes a Subsidiary of a Borrower for purposes of this Agreement, then such Marketing Vehicle (as an entity) shall not be consolidated with such Borrower for the purpose of calculating the financial covenants at Subsections 6.5, 6.6, 6.7, 6.8, 6.9, and 6.10 hereof. Nothing in the preceding sentence shall be construed, however, as excluding such Borrower's Investment in, or Indebtedness incurred in connection with, such Marketing Vehicle in determining such Borrower's financial condition or compliance with any of the provisions of this Agreement.

     1.3. GENERAL RULES. For the purposes of this Agreement, the words "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to a particular section, paragraph or other subdivision.

     SECTION 2. THE COMMITMENTS

     2.1. LOANS.

     (a) Each Bank severally agrees, on and subject to the terms and conditions of this Agreement, to make loans to the Borrowers from time to time on any Business Day during the period from and including the initial Borrowing Date to but excluding the Reducing Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Reducing Revolving Credit Commitment as then in effect. Subject to the terms and conditions of this Agreement, during such period the Borrowers may borrow, repay and reborrow the amount of the Reducing Revolving Credit Commitments. Loans made pursuant to this Subsection 2.1(a) are herein called "Reducing Revolving Credit Loans".

     (b) Each Bank severally agrees, on and subject to the terms and conditions of this Agreement and provided that the full principal amount of the then effective Reducing Revolving Credit Commitment is then outstanding, to make loans to the Borrowers from time to time on any Business Day during the period from and including the initial Borrowing Date to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Revolving Credit Commitment as then in effect. Subject to the terms and conditions of this Agreement, during such period the Borrowers may borrow, repay and reborrow the amount of the Revolving Credit Commitments. Loans made pursuant to this Subsection 2.1(b) are herein called "Revolving Credit Loans".

     (c) The Loans made on each Borrowing Date may, on and subject to the terms and conditions of this Agreement, be Corporate Base Rate Loans or Eurodollar Loans (each being referred to in this Agreement as a "type" of Loan) as specified in the relevant notice of borrowing referred to in Subsection 2.2(a) hereof; provided that (i) no more than four Loans constituting Eurodollar Loans may be outstanding from each Bank at any one time and (ii) subject to clause
(i) above, the Borrowers may Convert Loans of one type into Loans of the other type or Continue Loans of one type as Loans of the same type, all as hereinafter provided.


     2.2. BORROWINGS.

     (a) The Borrowers shall give the Agent notice (which shall promptly notify the Banks by telephone, confirmed promptly in writing) of each borrowing hereunder as provided in Subsection 2.15 hereof.

     (b) Not later than 2:00 p.m. Kansas City time on the date specified for each borrowing hereunder, each Bank shall make available to the Agent the amount of the Loan to be made by it on such date, at such account maintained by the Agent as the Agent shall specify, in immediately available funds, for the account of the Borrowers. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the Borrowers by depositing the same, in immediately available funds, in one or more accounts of one or more Borrowers maintained with Boatmen's First National Bank of Kansas City.

     2.3. REDUCTIONS AND CHANGES OF COMMITMENTS.

     (a) The Reducing Revolving Credit Commitments shall automatically be reduced in the aggregate amount of $536,000 on each Quarterly Date commencing on September 30, 1996 with each Bank's Reducing Revolving Credit Commitment reducing on a pro rata basis.

     (b) The Borrowers shall have the right to terminate or reduce the unused amount of the Reducing Revolving Credit Commitments on the yearly anniversary of the date of this Agreement provided that each partial reduction of the Reducing Revolving Credit Commitments shall be in an aggregate amount at least equal to $536,000.

     (c) The Borrowers shall have the right, on or before December 31, 1996 to reduce, in a single one-time reduction, the unused amount of the Reducing Revolving Credit Commitments, provided that such reduction of the Reducing Revolving Credit Commitments shall be in an aggregate amount at least equal to $536,000.

     (d) The Borrowers shall have the right to terminate or reduce the unused amount of the Revolving Credit Commitments on the yearly anniversary of the date of this Agreement, provided that each partial reduction of the Revolving Credit Commitments shall be in an aggregate amount at least equal to $536,000.

     (e) The Revolving Credit Commitments shall automatically be reduced in the aggregate amount equal to the aggregate amount of the Banks' LC Exposure, at any point in time, with each Bank's Revolving Credit Commitment reducing on a pro rata basis, effective immediately at the time of such reduction.

     (f) Commitments once terminated or reduced in accordance with paragraphs (a) through (d), inclusive, of this Subsection 2.3 may not be reinstated, unless each Bank shall agree to the reinstatement of such Commitments upon the request of the Borrowers; provided, however, that any Bank may decline any such request for reinstatement, in its sole discretion.

     2.4. LENDING OFFICES. The Loans of each type made by each Bank shall be made and maintained at such Bank's applicable lending office for Loans of such type.

     2.5. SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, and neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. In the event any Bank so fails to make a Loan when required to do so under this Agreement, then the Borrowers may request the other Banks hereunder to assume in full the Commitments of such Bank (the "REPLACEABLE BANK") then in effect and to purchase the Notes issued to the Replaceable Bank at a price equal to the outstanding principal amount of such Notes plus any accrued and unpaid interest on such Notes, and accrued and unpaid fees and expenses owed to such Replaceable Bank. If any Bank or Banks in their sole discretion agree to so assume in full the Commitments of the Replaceable Bank (each an "ASSUMING BANK"), then such assumption shall take place on a date acceptable to the Borrowers, the Replaceable Bank, and the Assuming Bank, and such assumption shall take place through the execution of such instruments and documents as shall, in the opinion of the Agent, be reasonably necessary or appropriate for the Assuming Bank to assume in full the Commitments of the Replaceable Bank (including, without limitation, the issuance of new or replacement Notes) and through the execution by the Assuming Bank and the Replaceable Bank of such agreements or instruments of assignments between themselves as they deem necessary, provided that such assignment is made without recourse and without any representation or warranty with respect to the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or documents furnished pursuant hereto or with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto or of any collateral security or guaranties for the Obligations or any other instrument or document furnished pursuant thereto.

     The amounts payable by the Borrowers at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and its Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes; provided, however, that this Subsection 2.5 shall not be construed to permit acceleration of any obligation hereunder, or cancellation by any Bank of its Commitments hereunder, other than in accordance with Section 7 hereof or as otherwise expressly permitted by the terms of this Agreement.

     2.6. NOTES. The Reducing Revolving Credit Loans made by each Bank under its Reducing Revolving Credit Commitment shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit B hereof, and the Revolving Credit Loans made by each Bank under its Revolving Credit Commitment shall be evidenced by a single promissory note of the Borrowers in substantially the form of Exhibit C hereto. Each Note shall be dated the initial Borrowing Date, payable to the order of such Bank in a principal amount equal to the amount of such Commitment as then in effect and otherwise duly completed. Each Loan made by each Bank under its Commitments, and all payments and prepayments made on account of the principal thereof, shall be recorded by such Bank on its books and records.

     2.7. CONVERSION OR CONTINUATION OF LOANS. Subject to Section 4 hereof, the Borrowers shall have the right to Convert Loans of one type into Loans of the other type or Continue Loans of one type as Loans of the same type, at any time or from time to time, provided that Eurodollar Loans may be Converted only on the last day of an Interest Period for such Loans.

     2.8. REPAYMENT OF LOANS; REQUEST FOR EXTENSION OF MATURITY OF REVOLVING CREDIT LOANS.

     (a) The Borrowers shall pay to the Agent for the pro rata account of the Banks the full outstanding principal amount of such Bank's Reducing Revolving Credit Loans made under its Reducing Revolving Credit Commitment (and all accrued interest thereon in accordance with Subsection 2.9) on the Reducing Revolving Credit Termination Date, or such earlier date as may be herein provided.

     (b) The Borrowers shall pay to the Agent for the account of each Bank the full outstanding principal amount of such Bank's Revolving Credit Loans made under its Revolving Credit Commitment (and all accrued interest thereon in accordance with Subsection 2.9) on the Revolving Credit Termination Date, or such earlier date as may be herein provided.

     (c) The Borrowers may, but shall have no obligation to, request a maximum of two, separate one-year extensions of the Revolving Credit Termination Date by giving written notice to the Agent, requesting a one-year extension of the Revolving Credit Termination Date, at least 60 days but no more than 120 days prior to the date that is one year before the then current Revolving Credit Termination Date. The Agent shall promptly advise the Banks of such request. The Banks may, but shall have no obligation to, consent to such request, or may make any such consent subject to such terms and conditions as the Banks may, in their sole discretion, require. If the Borrowers make any such request, the Banks agree to notify the Borrowers within 30 days of their response to such request, whether declining such request, consenting to such request, or consenting to such request subject to specified terms and conditions, but if the Banks fail to give such notification they shall be deemed to have declined such request. Under no circumstances shall the Revolving Credit Termination Date, if extended, be later than the Reducing Revolving Credit Termination Date.

     2.9. INTEREST.

     (a) The Borrowers shall pay to the Agent for the pro rata account of each Bank interest on the unpaid principal amount of each Reducing Revolving Credit Loan of such Bank for the period commencing on and including the date of such Reducing Revolving Credit Loan to but excluding the date such Reducing Revolving Credit Loan is paid in full, at the following rates per annum:

          (i) during any period while such Reducing Revolving Credit Loan is a Corporate Base Rate Loan, the Corporate Base Rate (as in effect from time to time) plus the Reducing Revolving Credit Applicable Margin in effect on the Borrowing Date, the date of Conversion or Continuation, as adjusted as provided in this Agreement; and

          (ii) during any period while such Reducing Revolving Credit Loan is a Eurodollar Loan, for each Interest Period relating thereto, the LIBOR Reserve Adjusted Rate for such Reducing Revolving Credit Loan for such Interest Period plus the Reducing Revolving Credit Applicable Margin in effect on the Borrowing Date, the date of Conversion or Continuation, as adjusted as provided in this Agreement.

     The Reducing Revolving Credit Applicable Margin may change (upward or downward) at the end of each fiscal quarter as provided herein, and the interest payable with respect to each outstanding Reducing Revolving Credit Loan shall change effective as of the third day following the next Certification Date.

     (b) The Borrowers shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Revolving Credit Loan of such Bank for the period commencing on and including the date of such Revolving Credit Loan to but excluding the date such Revolving Credit Loan is paid in full, at the following rates per annum:

          (i) during any period while such Revolving Credit Loan is a Corporate Base Rate Loan, the Corporate Base Rate (as in effect from time to time) plus the Revolving Credit Applicable Margin in effect on the Borrowing Date, the date of Conversion or Continuation, as adjusted as provided in this Agreement, and

          (ii) during any period while such Revolving Credit Loan is a Eurodollar Loan, for each Interest Period relating thereto, the LIBOR Reserve Adjusted Rate for such Revolving Credit Loan for such Interest Period plus the Revolving Credit Applicable Margin in effect on the Borrowing Date, the date of Conversion or Continuation, as adjusted as provided in this Agreement.

     The Revolving Credit Applicable Margin may change (upward or downward) at the end of each fiscal quarter as provided herein, and the interest payable with respect to each outstanding Revolving Credit Loan shall change effective as of the third day following the next Certification Date.

     (c) Notwithstanding the provisions of clauses (a) and (b) above, the Borrowers shall pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan of such Bank, and on any interest or other amount payable by the Borrowers hereunder or under any Note held by such Bank, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on and including the due date thereof until the same is paid in full.

     (d) Accrued interest on each Loan shall be payable (i) in the case of a Corporate Base Rate Loan, on each Quarterly Date, and (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period; provided that interest payable at the Default Rate shall be payable from time to time on demand of the Agent.

     (e) Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Banks and the Borrowers thereof.

     2.10. OPTIONAL PREPAYMENTS. The Borrowers shall have the right to prepay the Loans in whole or in part at any time without premium or penalty, subject to giving the Agent prior notice in accordance with the provisions of Subsection 2.15 hereof, provided that (i) each such partial prepayment shall be in the aggregate principal amount of not less than $100, 000, and (ii) any prepayment of a Eurodollar Loan may be made only on the last day of the Interest Period therefor. Amounts prepaid in respect of Loans under this Subsection 2.10 may be reborrowed on and subject to the terms and conditions hereof.

     2.11. MANDATORY PREPAYMENTS.

     (a) In the event of the receipt by any Borrower or its Subsidiary of the proceeds of any property or casualty insurance in connection with damage to or a loss of the Collateral (excluding, however, any business interruption insurance), the Borrowers shall prepay the principal of the Loans in an amount equal to such proceeds, if at the time such proceeds are received by such Borrower or Subsidiary a Default shall have occurred and be continuing.

     (b) On each Quarterly Reduction Date, the Borrowers shall repay (which, for purposes of this Agreement, shall be deemed to be a prepayment) the principal of the Reducing Revolving Credit Loans to the extent the then outstanding principal balance thereof exceeds the Reducing Revolving Credit Commitments as so reduced on such Quarterly Reduction Date.

     2.12. PAYMENTS.

     (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Agent at such account maintained by the Agent with Boatmen's First National Bank of Kansas City not later than 1:00 p.m. Kansas City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

     (b) The Borrowers shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the Loans or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if any Default has occurred and is continuing, the Agent may distribute such payment to the Bank in such manner as it may determine to be appropriate, subject to Subsection 2.13 hereof).

     (c) Each payment received by the Agent under this Agreement or any Note for the account of a Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for the account of such Bank's applicable lending office for the Loan in respect of which such payment is made; and the Agent shall promptly notify each Bank of the Agent's receipt of such payments.

     (d) All payments by the Borrowers hereunder shall be made without deduction, set-off or counterclaim.

     (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall (unless otherwise expressly provided herein) be extended to the immediately succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     2.13. PRO RATA TREATMENT. Except to the extent otherwise expressly provided herein:

     (a) Each borrowing hereunder shall be made from the Banks, each payment of commitment fee shall be made for the account of the Banks, and each termination or reduction of the amount of the Reducing Revolving Credit Commitments or the Revolving Credit Commitments shall be applied to such Commitments of the Banks, pro rata according to the amounts of their respective unused Commitments;

     (b) The making, Conversion and Continuation of Loans of a particular type (except as otherwise provided in Section 3 hereof) shall be pro rata among the Banks according to the amounts of their respective Commitments; and

     (c) Each payment and prepayment by the Borrowers of principal of or interest on the Loans of a particular type shall be made to the Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts thereof.

     2.14. MINIMUM AMOUNTS. Each borrowing, Conversion or Continuation of Corporate Base Rate Loans shall be in an amount of at least $100,000 and each borrowing, Conversion or Continuation of Eurodollar Loans shall be in an amount of $1,000,000 or a multiple of $100,000, in excess thereof (borrowings, Conversions or Continuations of or into Loans of different types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings or Conversions for purposes of the foregoing, one for each type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Corporate Base Rate Loans during such period.

     2.15. CERTAIN NOTICES. The Borrowers shall give notices to the Agent of all borrowings, terminations, or reductions of Commitments, Conversions, Continuations or prepayments of Loans, and of the duration of Interest periods, such notices to be substantially in the form of EXHIBIT D hereto. Each such notice shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m. Kansas City time on the number of Business Days prior to the value date of the relevant termination, reduction, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                         Number of Business
           Notice                             Days Prior
           ------                        ------------------
      Termination or reduction of
      Commitments                            1

      Borrowing or prepayments of,
      or Conversion into, Corporate          Same Day
      Base Rate Loans

      Borrowing or prepayment of,
      Conversion into, Continuation          3
      as, or duration of Interest
      Period for, Eurodollar Loans

For purposes of calculating the number of Business Days in the foregoing table, the date the notice is received shall be included if received not later than 1:00 p.m. Kansas City time, and excluded if received after 1:00 p.m. Kansas City time. Each such notice of termination or reduction shall specify whether it relates to the Reducing Revolving Credit Commitments or the Revolving Credit Commitments and the aggregate amount of the relevant Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the aggregate amount of Loans to be borrowed, Converted, Continued or prepaid and the amount, the type of Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Borrowers fail to select the type of Loan, or the duration of any Interest Period, for any Eurodollar Loan within the time period and otherwise as provided in this Subsection 2.15, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Corporate Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Corporate Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Corporate Base Rate Loan.

     2.16. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank or the Borrowers prior to the date on which it is scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrowers) a payment to the Agent for the account of one or more of the Banks hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt by the Agent, that it does not intend to make the Required Payment to the Agent, the Agent may;

assume that the Required Payment has been made and may, in reliance on such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank has not, or the Borrowers (as the case may be) have not, in fact made the Required Payment to the Agent by the close of business on the date due, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on and including the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of the Borrowers, the Corporate Base Rate, and (ii) in the case of a Bank, the Agent's cost of overnight funds, in each case for each day such amount was made available by the Agent.

          2.17. BALANCES; SHARING OF PAYMENTS.

     (a) The Borrowers agree that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to set off and apply balances held by it for the account of any of the Borrowers at any of its offices or affiliates, in Dollars or in any other currency, whether or not matured, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, which is not paid when due in accordance with the terms hereof (regardless of whether such balances are then due to any of the Borrowers), in which case it shall promptly notify the Borrowers and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity of any such set off.

     (b) If any Bank shall obtain payment of any principal of or interest on any Loan through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Borrowers to such Bank than its pro rata share thereof, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) may exercise any and all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing in this Agreement shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any of the Borrowers. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Subsection 2.17 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Subsection 2.17 to share in the benefits of any recovery on such secured claim.

     2.18. COMPUTATION OF INTEREST. Interest on the principal amount of the Loans from time to time outstanding, the fees payable under Subsection 3.1, and any other amount due hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Each payment of interest shall be computed on the basis of the principal amount outstanding during each day of the term of each Loan and the interest rate applicable to each such day.

     2.19. SECURITY. Payment and/or performance of the Obligations shall be secured, directly or indirectly, by a first priority perfected security interest, mortgage, pledge, assignment or Lien, as the case may be, in and on the property and assets described in the Security Documents to the extent set forth therein.

     2.20. ADVANCES AFTER DEFAULT. Notwithstanding anything to the contrary herein, but subject, nevertheless, to Subsection 9.4 hereof, the Majority Banks may, but shall have no obligation of any kind whatsoever to, extend any credit or make any loan or advance to the Borrowers under this Agreement, the Notes or any of the other Credit Documents so long as any Default or Event of Default shall have occurred and be continuing.

     2.21. LETTERS OF CREDIT.

     (a) From time to time after the date hereof, until the Revolving Credit Termination Date, the Borrowers may apply to the Issuing Bank for the Issuing Bank to issue and deliver or to extend the expiry date of one or more letters of credit for the account of any Borrower ("LETTERS OF CREDIT"), each of which (i) is to be for an aggregate, undrawn amount at any one time outstanding which, together with the aggregate undrawn amount at such time outstanding of all Letters of Credit, does not exceed $5,000,000 (ii) is to be in a form approved in writing by the Borrower and the Issuing Bank, (iii) is to be issued pursuant to the Issuing Bank's then-current standard form of application and reimbursement agreement, for the purpose of funding the self insured portion of worker's compensation, property and casualty insurance, bonds required in connection with lawsuits, environmental matters or other purposes that are, in each case, in the ordinary course of business and approved by the Issuing Bank, such approval not to be unreasonably withheld,
(iv) shall, by its terms, expire not later than the earlier of (A) the first anniversary of the date of issuance or extension (subject to extension for additional one-year periods by the Issuing Bank, in its discretion, and any automatic renewal clause requested in such Letter of Credit shall require notice of non-renewal to be given no more than 90 days from the stated expiry date), and (B) the Revolving Credit Termination Date; (v) shall require payment by the Borrowers of an issuance fee of 1% per annum of the maximum face amount of the Letter of Credit (with a minimum of $250), payable in advance, annually and (vi) shall conform to all terms and conditions required by the Issuing Bank as set forth in the applicable Reimbursement Agreement, including, but not limited to, the condition that the Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication No. 500, as amended.

     (b) The Issuing Bank shall be under no obligation to issue any Letter of Credit for which an application is made pursuant to Subsection 2.21(a) above, but in the event that the Issuing Bank, in its sole discretion, complies with such Borrower's request and issues a Letter of Credit, the Issuing Bank shall give notice thereof to the Agent, which shall in turn give to each Bank, prompt written or telecopy advice of the issuance of such Letter of Credit; provided, however, that the Issuing Bank shall not issue or extend the expiry of any Letter of Credit if, immediately after giving effect to such issuance or extension, the Banks' aggregate LC Exposure plus the aggregate principal amount of Revolving Credit Loans then outstanding at such time would exceed the Banks' aggregate Revolving Credit Commitments.

     (c) By the issuance of a Letter of Credit, and without any further action on the part of the Issuing Bank or the Banks in respect thereof, the Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from the Issuing Bank, a participation in each such Letter of Credit equal to such Bank's pro rata percentage, based on the Revolving Credit Commitments in effect at the time of any issuance of such Letter of Credit, of the maximum face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit and pursuant to any other terms and conditions as the Issuing Bank and the Banks may hereafter mutually agree in writing with respect to such participations. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Issuing Bank, in accordance with Subsection 2.21(d) below, such Bank's pro rata percentage, based on its Revolving Credit Commitment, of each un-reimbursed disbursement made by the Issuing Bank in connection with each Letter of Credit; provided, however, that the Bank shall not be obligated to make any such payment with respect to any disbursement made under any Letter of Credit as a result of the gross negligence or willful misconduct of the Issuing Bank. Each Bank acknowledges and agrees that its acquisition of participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of any Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding, or reduction whatsoever.

     (d) Promptly after it shall have ascertained that any draft and any accompanying documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the Issuing Bank shall give written or telecopy notice to the Borrower, the Agent, and the Banks of the receipt and amount of such draft and the date on which payment thereon will be made. If the Issuing Bank shall not have received from the Borrower the payment required pursuant to Subsection 2.21
(e) below by 12:00 noon, Kansas City time, one Business Day after the date on which payment of a draft presented under any Letter of Credit has been made, the Issuing Bank shall promptly so notify the Agent and each Bank, specifying in the notice to each Bank such Bank's pro rata percentage, based on the Revolving Credit Commitments on the date of issuance, of such disbursement. Each Bank shall pay to the Agent, not later than 2:00 p.m. Kansas City time, on such date, such Bank's percentage of such disbursement, which the Agent shall promptly pay to the Issuing Bank. The Issuing Bank shall promptly remit to each Bank such Bank's percentage of any amount subsequently received by the Issuing Bank from the Borrower in respect of any such disbursement.

     (e) If the Issuing Bank shall pay any draft presented under a Letter of Credit under circumstances entitling it to reimbursement under the applicable Reimbursement Agreement, the Borrowers shall promptly pay to the Issuing Bank the amount of any such draft, and shall make all other payments required by, and comply with all other terms and conditions of, the applicable Reimbursement Agreement. With respect to any such payment which becomes due under the terms of this Subsection 2.21(e), the Borrowers authorize the Agent, at its option and upon the request of the Issuing Bank and the Majority Banks, to cause such payment to be made when due by charging such payment as an advance under the Revolving Credit Loans.

     (f) Upon the occurrence of an Event of Default, or the occurrence of any Default described in Subsections 7(f), 7(g) or 7(h), an amount equal to the amount of the then aggregate LC Exposure shall without demand upon or notice to any Borrower or any other Person, be deemed (as between the Issuing Bank and each Borrower) to have been paid by the Issuing Bank under the then outstanding Letters of Credit (notwithstanding that such amount may not in fact have been so paid), and each Borrower shall be immediately obligated to reimburse the Issuing Bank for the amount deemed to have been so paid. Any amounts so received by the Issuing Bank pursuant to the provisions of the foregoing sentence shall be deposited to a restricted deposit account (the "ASSIGNEE DEPOSIT ACCOUNT") maintained by the Agent as collateral security for the repayment of the Obligations. Neither any Borrower nor any other Person shall have any right to withdraw funds deposited in the Assignee Deposit Account, which right shall be vested solely in the Agent, on behalf of the Banks. The funds deposited in the Assignee Deposit Account pursuant to this Subsection 2.21(f) shall be applied at any time to the Obligations whether or not then due in such order of application as the Majority Banks may determine in their sole and absolute discretion.

     SECTION 3. FEES; YIELD PROTECTION

     3.1. FACILITY FEES. The Borrower shall pay to the Agent for the account of each Bank a facility fee at a rate equal to (i) 1/10 of 1% per annum on such Bank's proportionate share of the daily average amount of all of the Banks' Reducing Revolving Credit Commitments as set forth in EXHIBIT A, for the period from and including the date hereof to but excluding the earlier of the date the Reducing Revolving Credit Commitments are terminated or the Reducing Revolving Credit Termination Date; and (ii) 1/10 of 1% per annum on the daily average amount of such Bank's Revolving Credit Commitment as set forth in EXHIBIT A, for the period from and including the date hereof to but excluding the earlier of the date Revolving Credit Commitments are terminated or the Revolving Credit Termination Date. Accrued facility fees shall be payable on each Quarterly Date and on the dates referred to in the immediately preceding sentence.

     3.2. ADDITIONAL EURODOLLAR LOAN COSTS.

     (a) The Borrowers shall pay to the Agent for the account of each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any Additional Eurodollar Loan Costs.

     (b) Each Bank will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Subsection 3.2 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation (which determination such Bank will endeavor to make with reasonable promptness). Each Bank will furnish the Borrowers with a certificate setting forth in reasonable detail the basis and amount of each request by the Bank for compensation under this Subsection 3.2.

     (c) Determinations and allocations by any Bank for purposes of this Subsection 3.2 of the effect of any Regulatory Change on its costs or rate of return of maintaining the Eurodollar Loans or its obligation to make Eurodollar Loans, or on amounts receivable by it in respect of the Eurodollar Loans, and of the amounts required to compensate such Bank under this Subsection 3.2, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are set forth in reasonable detail in the certificates referred to herein.

     3.3. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in Subsection 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein, then the Agent shall give the Borrowers and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans of such type, to Continue Loans of such type or to Convert Loans of any other type into Loans of such type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such type, either prepay such Loans or Convert such Loans into another type of Loan.

     3.4. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrowers thereof (with a copy to the Agent) and such Bank's obligation to make or Continue Eurodollar Loans, or Convert Loans into Eurodollar Loans, shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans and such Bank's outstanding Eurodollar Loans shall be Converted into Corporate Base Rate Loans in accordance with Subsection 3.5 hereof.

     3.5. CERTAIN CONVERSIONS PURSUANT TO SUBSECTIONS 3.3 AND 3.4. If the Eurodollar Loans of any Bank (such Loans being herein called "AFFECTED LOANS") are to be Converted pursuant to Subsection 3.3 or 3.4 hereof, such Bank's Affected Loans shall be automatically Converted into Corporate Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or on such earlier date as such Bank may specify to the Borrowers with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Subsection 3.3 or 3.4 hereof which gave rise to such Conversion no longer exist:

     (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Corporate Base Rate Loans; and

     (b) all Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Corporate Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Corporate Base Rate Loans.

If such Bank gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Subsection 3.3 or 3.4 hereof which gave rise to the Conversion or non-Continuation of such Bank's Affected Loans pursuant to this Subsection 3.5 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's Corporate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts and Interest Periods) in accordance with their respective Commitments.

     3.6. COMPENSATION. The Borrowers shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank incurs (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits, but excluding loss of anticipated profits) and determines is attributable to:

     (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, pursuant to Subsection 2.11 hereof or by reason of the acceleration of the Loans pursuant to Section 7 hereof) on a date other than the last day of an Interest Period for such Loan; or

     (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any of the conditions precedent specified in
Section 4 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Subsection 2.15 hereof.

     SECTION 4.     CONDITIONS PRECEDENT

     4.1. CONDITIONS PRECEDENT TO THE LOANS. The obligation of any Bank to make any Loans hereunder on the initial Borrowing Date is subject to each of the following conditions precedent:

     (a) The Agent shall have received the following, each of which shall be in form and substance satisfactory to the Agent:

     (i) the Notes, duly executed and delivered by the Borrowers;

     (ii) this Agreement, duly executed and delivered by the Borrowers;

     (iii) the Security Agreement, the Aircraft Security Agreement, Negative Pledge Agreement, and all other Credit Documents duly executed by the Borrowers, together with all documents and other items, the delivery of which is set forth in any Credit Document as a condition precedent to the making of any Loan hereunder;

     (iv) Certified copies of the Certificate of Incorporation and Bylaws (or equivalent documents) of each of the Borrowers and of resolutions of their respective Boards of Directors authorizing the making and performance by each of the Borrowers of this Agreement, the Notes, all other Credit Documents, and the transactions contemplated hereby and thereby;

     (v) A certificate of appropriate officers of each of the Borrowers in respect of each of its officers (A) who is authorized to execute and deliver, as the case may be, this Agreement, the Notes, and all other Credit Documents, and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purpose of signing documents and giving notices and other communications in connection with this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby (and the Agent and the Banks may conclusively rely on such certificate until it receives notice in writing from such Borrower to the contrary);

     (vi) Copies of duly completed and executed Uniform Commercial Code Financing Statements with respect to the property subject to the Liens created under the Security Agreement, together with evidence satisfactory to the Agent that such Financing Statements have been duly filed in all jurisdictions in which such filing is necessary or appropriate, and with the results of Uniform Commercial Code, tax, and judgment searches, as may be requested by the Agent;

     (vii) Evidence satisfactory to the Agent that the Security Documents create valid, first priority and perfected Liens on the property covered thereby, subject to no other Liens (except Permitted Liens), which evidence shall include, but not be limited to, the legal opinions referred to in subparagraph (ix) below and such Uniform Commercial Code termination statements and landlords' lien waivers and consents as the Agent may require;

     (viii) Certificates of all insurance policies required by this Agreement and the other Credit Documents together with loss payable endorsements in favor of the Agent to all such insurance policies;

     (ix) An opinion of Morrison & Hecker, counsel to the Borrowers, addressing such matters and in such form as the Agent may reasonably require; and

     (x) Such other documents as the Agent may reasonably request.

     (b) No material adverse change in the assets, prospects, business, operations, financial condition, liabilities or capitalization of any Borrower shall have occurred since December 31, 1995.

     (c) No litigation or similar proceeding shall exist or be threatened with respect to the making of the Loans or consummation of the transactions contemplated hereby, and no Requirement of Law shall have been proposed, promulgated or deemed applicable which is likely to have a material adverse effect on the assets, liabilities, operations, business, prospects, financial condition or capitalization of any Borrower, on the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement, the Notes or any of the other Credit Documents, or the Banks' rights and remedies hereunder or thereunder.

     (d) All representations and warranties made by any Borrower herein or in any of the other Credit Documents, or in any certificate or statement furnished in connection with the Loans or otherwise, are true and correct in all material respects as of the date of each Loan as if made on and as of such date.

     (e) No Default or Event of Default shall have occurred and be continuing as of the date of any Loan or after giving effect to any Loan.

     (f) The Loans, the use of the proceeds thereof, the other transactions contemplated by this Agreement and the other Credit Documents, and the performance thereof by the Borrowers and/or the Banks shall not violate, contravene, or conflict with, any Requirement of Law.

     4.2. SUBSEQUENT LOANS AND ADVANCES. Each borrowing hereunder and each issuance of a Letter of Credit is subject to each condition precedent set forth in Subsection 4.1 above. In addition, in the case of each borrowing hereunder and each issuance of a Letter of Credit, such borrowing or request for a Letter of Credit to be issued and the related notice thereof by the Borrowers hereunder shall constitute a certification by the Borrowers, as of the date of such borrowing or request for a Letter of Credit to be issued, and after giving effect thereto, that (i) all representations and warranties made by the Borrowers herein (except those regarding Subsidiaries and Material Contracts made at Subsections 5.12 and 5.14 hereof that are identified as being made "as of the date hereof") or in any of the other Credit Documents, or in any certificate or statement furnished in connection with the Loans or otherwise, are true and correct in all material respects as if made on and of such date, and (ii) no Default or Event of Default shall have occurred and be continuing.

     SECTION 5. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers represents and warrants, as to itself, to the Agent and the Banks as follows:

     5.1. CORPORATE EXISTENCE AND STRUCTURE. Each of the Borrowers and its Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization; has all requisite corporate power; has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the assets, prospects, business, operations, financial condition, liabilities or capitalization of any such Borrower.

     5.2. FINANCIAL CONDITION. The audited consolidated balance sheet of the Borrowers as at December 31, 1995, and the related consolidated statements of earnings and changes in financial position of the Borrowers for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick, heretofore furnished to each of the Banks, fairly present the consolidated financial condition of the Borrowers as at said date and the consolidated results of their operations for the period covered thereby, all in accordance with GAAP applied on a consistent basis. Except as disclosed on SCHEDULE 5.2 hereto, no Borrower had on said date any material (on a consolidated basis for all Borrowers) contingent liabilities, material (on a consolidated basis for all Borrowers) liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet or the notes thereto as at said date. Since December 31, 1995, there has been no material adverse change in the assets, prospects, business, operations, financial condition, liabilities (direct or contingent) or capitalization of the Borrowers from that set forth in said financial statements as at said date.

     5.3. LITIGATION. Except as disclosed on SCHEDULE 5.3 hereto, there are no legal or arbitration proceedings or any proceedings by or before any Governmental Authority now pending, or (to any Borrower's knowledge) threatened, against any Borrower.

     5.4. NO BREACH. None of the execution and delivery of this Agreement, the Notes, or any of the other Credit Documents, the consummation of the transactions herein and therein contemplated, or the performance or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent or prepayment under: (i) the charter or bylaws of any Borrower, or (ii) any order, writ, injunction or decree of any court or other Governmental Authority or any arbitration board applicable to or binding on any Borrower, or (iii) any material agreement or instrument to which any Borrower is a party or by which it is bound, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (other than Permitted Liens) on any of the properties, assets or revenues of any Borrower pursuant to the terms of any such agreement or instrument.

     5.5. CORPORATE ACTION; BINDING EFFECT. Each Borrower has all necessary corporate power and authority to make and perform this Agreement, the Notes, the Reimbursement Agreements, and each of the other Credit Documents, and the making and performance by each Borrower of this Agreement, the Notes, the Reimbursement Agreements, and each of the other Credit Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on its part. This Agreement constitutes, each of the Notes when executed and delivered for value will constitute, and each of the other Credit Documents executed or to be executed by any Borrower, constitutes, the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     5.6. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the making or performance by any Borrower of this Agreement, the Notes, the Letters of Credit, or any of the other Credit Documents, or the validity or enforceability thereof.

     5.7. ERISA. Each Borrower and each of its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any material liability to the PBGC or any Plan or Multiemployer Plan, other than an obligation to fund or make contributions to any such Plan in accordance with its terms and in the ordinary course.

     5.8. TAXES. Except as disclosed on SCHEDULE 5.8 hereto, the Borrowers and all of their respective Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any assessment received by such Borrower or such Subsidiary, except those taxes being contested in good faith by proper proceedings and (except in the case of Inactive Subsidiaries) for which adequate reserves are being maintained.

     5.9. INVESTMENT COMPANY ACT. None of the Borrowers is an "investment company" or a company "controlled" by an"investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.10. PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrowers is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.11. ENVIRONMENTAL MATTERS.

     (a) Each of the Borrowers and each of their respective Subsidiaries has obtained all applicable permits, licenses and other authorizations which are required under all Environmental Laws, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, except to the extent failure to have any such permit, license or authorization does not have, and will not have, a material adverse effect on the assets, prospects, business, operations, financial condition, liabilities or capitalization of such Borrower. Except as set forth in
SCHEDULE 5.11 hereto, each of the Borrowers and each of their respective Subsidiaries is in compliance with all applicable Environmental Laws and with all terms and conditions of all permits, licenses and authorizations required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that failure to so comply does not have, and will not have, a material adverse effect on the assets, prospects, business, operations, financial condition, liabilities or capitalization of such Borrower or Subsidiary.

     (b) Except as set forth on SCHEDULE 5.11 hereto, (i) none of the Borrowers or any of their respective Subsidiaries has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials or Petroleum Products on, under, at, from, or otherwise affecting any of their properties or assets, in any manner which at the time of the action in question materially violated any applicable Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such Hazardous Materials or Petroleum Products, and (ii) to the best of each Borrower's knowledge, no prior owner of such property or asset or any past or present tenant, subtenant, or other occupant or user thereof has used Hazardous Materials or Petroleum Products on, at, under, from or affecting such property or asset, in any manner which at the time of the action in question materially violated any applicable Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products.

     (c) Except as set forth on SCHEDULE 5.11 hereto, none of the Borrowers or any of their respective Subsidiaries has any obligations or liabilities under any applicable Environmental Law which could reasonably be expected to have a material adverse effect on the business, prospects, assets, financial condition, operations, liabilities or capitalization of such Borrower or Subsidiary, and none of the Borrowers or any of their respective Subsidiaries has received notice of any claims against it, and no presently outstanding citations or notices have been issued against or received by it which could reasonably be expected to have a material adverse effect on the business, prospects, assets, operations, financial condition, liabilities or capitalization of such Borrower or Subsidiary which in any case have been or are imposed by reason of or based on any applicable Environmental Law.

     5.12. CAPITALIZATION OF THE BORROWERS.

     (a) The authorized capital stock of HII consists of 20,000,000 shares of common stock, par value $0.25 per share (the "HII Capital Stock"), of which 6,805,626 shares are issued and outstanding on the date hereof. All such outstanding shares of HII Capital Stock are fully paid and nonassessable. HEI, EPC, and CAMCO is each a Wholly-Owned Subsidiary of HII, and HII owns and has good title to (free and clear of all Liens), and has the unencumbered right to vote all the outstanding shares of capital stock of each such Wholly-Owned Subsidiary. As of the date hereof, HII has only the Subsidiaries listed on SCHEDULE 5.12 hereto. Except as disclosed on SCHEDULE
5.12 hereto, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any of the HII Capital Stock.

     (b) The authorized capital stock of HEI consists of 30,000 shares of common stock, par value $10 per share (the "HEI Capital Stock"), of which 100 shares are issued and outstanding on the date hereof. All such outstanding shares of HEI Capital Stock are fully paid and nonassessable and are owned beneficially and of record by HII, free and clear of all Liens and encumbrances whatsoever. As of the date hereof, HEI has no Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any of the HEI Capital Stock.

     (c) The authorized capital stock of EPC consists of 1,000 shares of common stock, no par value per share (the "EPC Capital Stock"), of which 1,000 shares are issued and outstanding on the date hereof. All such outstanding shares of EPC Capital Stock are fully paid and nonassessable and are owned beneficially and of record by HII, free and clear of all Liens and encumbrances whatsoever. As of the date hereof, EPC has no Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any of the EPC Capital Stock.

     (d) The authorized capital stock of CAMCO consists of 30,000 shares of common stock, par value $1 per share (the "CAMCO Capital Stock"), of which 100 shares are issued and outstanding on the date hereof. All such outstanding shares of CAMCO Capital Stock are fully paid and nonassessable and are owned beneficially and of record by HII, free and clear of all Liens and encumbrances whatsoever. As of the date hereof, CAMCO has no Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any of the CAMCO Capital Stock.

     5.13. ASSETS OF THE BORROWERS. Each of the Borrowers has good and marketable title to all of its properties and assets, free and clear of all Liens (except Permitted Liens).

     5.14. MATERIAL CONTRACTS.

     (a) Any agreement or instrument that has or is likely to have a material effect on the assets, prospects, business, operations, financial condition, liabilities or capitalization of any Borrower is referred to in this Subsection 5.14 as a "MATERIAL CONTRACT". As of the date hereof, all of the Borrowers Material Contracts are listed on SCHEDULE 5.14 hereto.

     (b) None of the Borrowers is in default under any Material Contract in any manner that could materially and adversely affect the assets, prospects, business, operations, financial condition, liabilities or capitalization of any such Borrower, or in any manner that could jeopardize the Borrower's right to require the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contract.

      5.15. SOLVENCY.

     (a) The fair saleable value of the total assets of the Borrowers (on a consolidated basis) exceeds and will, immediately following the making of the Loans, exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Borrowers as they mature.

     (b) None of the Borrowers intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

     5.16. SECURITY DOCUMENTS. On and after the date hereof, the Security Documents create, as security for the Obligations purported to be secured thereby, a valid, enforceable and perfected security interest in and Lien on all of the properties covered thereby in favor of the Bank, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens). The respective pledgor, assignor or mortgagor, as the case may be, has good and marketable title to all such properties free and clear of all Liens (other than Permitted Liens). No filings or recordings are required in order to perfect the security interests created under, and/or the Liens granted by, the Security Documents, except for filings or recordings with respect to the Liens created by the Security Documents required or contemplated hereby.

     5.17. MARGIN REGULATIONS. Neither the making of the Loans hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or to extend credit to others for the purpose of purchasing or carrying Margin Stock (as defined in said Regulation U).

     5.18. COPYRIGHTS, PATENTS AND OTHER RIGHTS. Each of the Borrowers possesses all patents, patent rights or patent licenses, trademark rights, trade names, trade name rights and copyrights and all other intellectual property rights which are required to conduct its business as presently conducted, and, to the best of such Borrower's knowledge, such rights do not infringe on or conflict with the rights of any other Person.

     5.19. DISCLOSURE. Neither this Agreement, nor any of the other Credit Documents, nor any certificate or statement furnished to the Agent or any Bank in connection herewith or otherwise, at the time it was executed, delivered and/or furnished, contained any untrue statement of a material fact, or omitted to state a material fact which was necessary in order to make the statements contained herein or therein not materially misleading. At the date hereof, there is no fact known to any Borrower which materially and adversely affects, or in the future may reasonably be expected to materially and adversely affect, the business, assets, prospects, operations, financial condition, liabilities or capitalization of any Borrower.

     5.20. LABOR MATTERS. For at least the last 5 years, none of the Borrowers has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreement, and to the best of each Borrower's knowledge, there is no strike, dispute, slowdown or work stoppage threatened against any Borrower or any of their respective Subsidiaries.

     5.21. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     5.22. USE OF PROCEEDS. The proceeds of the Loans will be used by the Borrowers for working capital for general corporate operating purposes, including but not limited to Acquisitions that are permitted by the terms of this Agreement. All Loans are and shall be (i) business loans, loans to a corporation as provided in Mo. Rev. Stat. Section 408.035, (ii) business loans within the meaning of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and (iii) for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use (as such terms are used or defined in Regulation Z promulgated by the Board of Governors of the Federal Reserve System and Title I and V of the Consumer Credit Protection Act, as amended).

     5.23. BENEFIT TO ALL BORROWERS. Because the operations and business activities of the Borrowers are highly integrated and interdependent, at any particular time it is impractical to determine which of the Borrowers will directly receive the proceeds of a specific advance under the Loans. From time to time, the Borrowers shall jointly and severally receive the proceeds of the Loans and the Borrowers represent and warrant that the subsequent receipt and use of such proceeds by any particular Borrower inures to the economic benefit directly or indirectly of all other Borrowers. Each Borrower hereby designates, appoints, authorizes and directs each of the officers designated in the certified resolution of the board of directors of that Borrower delivered to the Agent on the date hereof (the "AUTHORIZED OFFICER") to act on behalf of that Borrower for purposes of giving notice to the Agent of requests for Loans under Subsection 2.2 hereof and for otherwise giving notices under this Agreement or the other Credit Documents. The Agent and the Banks are entitled to rely and act on the instructions of the Authorized Officer on behalf of each Borrower. Each Borrower covenants and agrees to assume liability for and to protect, indemnify and hold harmless the Agent and the Banks from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limitation, attorneys' fees), which may be incurred by, imposed or asserted against the Agent or any Bank howsoever arising or incurred because of, out of or in connection with the Agent or any Bank dealing with the Authorized Officer on behalf of such

Borrower, other than those liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses incurred by reason of the gross negligence or willful misconduct of such Agent or Bank, as the case may be.

     SECTION 6. COVENANTS. Until payment in full of the principal of and interest on the Loans and all other amounts payable by the Borrowers hereunder or under any of the other Credit Documents and until the expiration of the
Commitments:

     6.1. INFORMATION. The Borrowers shall deliver to the Agent, with copies for each of the Banks:

          (a) as soon as available and in any event within 45 days after the end of each of the first 3 fiscal quarters, and within 120 days after the end of the last fiscal quarter, in each fiscal year of the Borrowers (commencing with the first whole or partial fiscal quarter after the date hereof), consolidated statements of operations and statements of cash flows of the Borrowers and their Subsidiaries, and a separate income statement for each Borrower, for such quarter and for the period from the beginning of the respective fiscal year to the end of such quarter, and the related consolidated balance sheet and statements of stockholders' equity, and a separate balance sheet for each Borrower, as at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a principal financial officer of the Borrowers, which certificate shall state that said financial statements fairly present the consolidated or separate, as the case may be, financial condition and results of operations of the Borrowers in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and to the absence of footnote disclosures); provided, however, that the separate income statements and balance sheets for each Borrower as incorporated in the consolidated income statements and balance sheets may contain deviations from GAAP that, in the context of the consolidated income statements and balance sheets, are not material.

          (b) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrowers, consolidated and consolidating statements of operations and consolidated statements of cash flows of the Borrowers and their Subsidiaries for such year and the related consolidated and consolidating balance sheet and consolidated statement of stockholders' equity as at the end of such year, setting forth in the case of each consolidated statement and balance sheet in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an unqualified opinion thereon, or an unqualified opinion with explanatory language added to the auditors' standard report, of independent certified public accountants satisfactory to the Agent, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrowers as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default continuing as of the date of such certificate;

           (c) promptly upon their becoming available, copies of all registration statements and annual, periodic or other regular reports, final proxy statements and such other similar information as shall be filed by any Borrower with the SEC, any national securities exchange or (to the extent not duplicative) any other similar Governmental Authority;

          (d) promptly upon the mailing thereof to the shareholders of any Borrower generally, copies of all notices, financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within ten days after any Borrower knows that any "reportable event" as defined in ERISA or notice of termination with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior officer of the Borrower setting forth details respecting such event or condition and the action, if any, which any Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Borrower or an ERISA Affiliate with respect to such event or condition);

          (f) not less than 10 Business Days prior to the formation of any Subsidiary or to any Acquisition that, upon the consummation of that Acquisition, will result in any Person becoming a Subsidiary of any Borrower, notice thereof describing such transaction or event and the expected proceeds to be received therefrom, in detail satisfactory to the Majority Banks;

          (g) promptly upon receipt by any Borrower, a copy of any management letter sent by the such Borrower's independent certified public accountants (which shall deliver the opinion on the Borrowers' financial statements pursuant to clause (b) above), and promptly upon completion of any response report, a copy of such response report;

          (h) promptly after any Borrower knows that any Default has occurred, notice of such Default, describing the same in reasonable detail and describing the steps being taken to remedy the same;

          (i)  promptly from time to time such other information regarding
(i) the business, affairs, operations or condition (financial or otherwise) of the Borrowers, (ii) compliance by the Borrowers with their obligations contained herein or in any of the other Credit Documents, and (iii) the transactions contemplated hereby, in each case in such form and in such detail as the Majority Banks may reasonably request;

          (j) promptly after obtaining knowledge thereof, any material adverse change in the business, prospects, assets, financial condition, liabilities or capitalization of any Borrower or any Marketing Vehicle, to the extent not reported pursuant to any other provision hereof.

On or before each Certification Date, the Borrowers will furnish to the Agent, with copies for each Bank, a certificate of a principal financial officer of the Borrowers (i) to the effect that no Default has occurred and is continuing, (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrowers are in compliance with the financial covenants hereof as of the end of the respective fiscal quarter or fiscal year, including the aggregate amount payable by the Borrowers in respect of income taxes during the most recent fiscal quarter, (iii) to the effect that all representations and warranties made by the Borrowers in this Agreement (except those regarding Subsidiaries and Material Contracts made at Subsections 5.12 and 5.14 hereof that are identified as being made "as of the date hereof") or in any of the other Credit Documents are true and correct in all material respects as of the date of such certificate with the same force and effect as if made on such date, and (iv) containing such other information as the Agent or any Bank (through the Agent) may from time to time reasonably request to be included in such certificate.

     6.2 LITIGATION, ETC. The Borrowers shall promptly give to the Agent, with copies for each of the Banks, notice of:

          (a) all legal or arbitration proceedings, and of all proceedings by or before any Governmental Authority affecting any Borrower or its Subsidiary which, if adversely determined, might result in a monetary loss (regardless of whether any portion of such loss is covered by insurance) to the Borrowers in an amount in excess of $500,000 individually or in excess of $1,000,000 in the aggregate for all such proceedings; and

          (b) the issuance by any Governmental Authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting or delaying, any action on the part of any Borrower or its Subsidiary, or the institution of any litigation or similar proceedings seeking any such injunction, order or other restraint.

     6.3. COMPLIANCE, INSPECTION, ETC. Each Borrower shall, and shall cause each of its Subsidiaries to:

          (a) comply with all applicable Requirements of Law if failure to so comply would materially and adversely affect the assets, prospects, business, operations, financial condition, liabilities or capitalization of any Borrower, or any of their respective Subsidiaries, or the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement, the Notes or any of the other Credit Documents or the rights and remedies of the Agent or the Banks hereunder or thereunder;

          (b) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or which are (except in the case of Inactive Subsidiaries) bonded against to the satisfaction of the Majority Banks;

          (c) permit representatives of the Agent and the Banks, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent or any Bank, which shall include, but not be limited to, conducting field audits of the Borrowers' assets; provided however, that the expenses of such field audits for which the Borrowers will be responsible under Subsection 9.3 hereof will be limited to the lower of $3,500 per audit per quarter or $500 per day per audit per quarter, plus in each case reasonable out of pocket expenses of such field auditors; provided further, that the Agent and the Banks agree to keep confidential any proprietary or confidential information so disclosed to the Agent or the Banks by any Borrower, including but not limited to confidential or proprietary information consisting of product trade secrets, marketing plans, non-public financial information and business plans, subject to the right of the Agent and the Banks to (i) use such information internally for evaluation purposes and (ii) use or disclose such information in accordance with regulatory requirements or in any legal proceeding relating to this Agreement; and

          (d) as soon as possible and in any event within 10 days after any Borrower has received any notice or other communication from any Governmental Authority to the effect that the Borrower, any such Borrower or any of its Subsidiaries is not in compliance with any Environmental Law or any permit, license or authorization referred to in Subsection 5.11 hereof (in accordance with the provisions thereof), a notice of such circumstance describing the same in reasonable detail.

     6.4. USE OF PROCEEDS. The proceeds of the Loans shall be used solely for working capital and general corporate purposes of the Borrowers, including but not limited to both prior and future Acquisitions permitted by the terms of this Agreement, and in accordance with Subsections 5.17 and 5.22 hereof.

     6.5. CURRENT RATIO. The Borrowers shall not permit the Current Ratio to be less than 1.40 to 1.00 at any time.

      6.6. MINIMUM TANGIBLE NET WORTH. The Borrowers shall not permit Tangible Net Worth on any date during the term of this Agreement to be less than $37,000,000.00.

     6.7. FUNDED DEBT RATIO. The Borrowers shall not permit the Funded Debt Ratio at any time during the term of this Agreement to exceed 55%.

     6.8. LEVERAGE RATIO. The Borrowers shall not permit the Leverage Ratio at any time to exceed 2.00 to 1.00.

     6.9. FIXED CHARGES COVERAGE RATIO. The Borrowers shall not permit the Fixed Charges Coverage Ratio for any Fiscal Period ending during the term of this Agreement to be less than 1.50, provided, however, the Borrowers' planned Capital Expenditures permitted by the Credit Agreement dated as of June 28, 1993, as amended, for calendar year 1995, which were deferred from calendar year 1995 and listed in SCHEDULE 6.9, and which are made in calendar year 1996, need not be included in the calculation of the Fixed Charges Coverage Ratio during such Fiscal Periods; provided, further, that the Borrowers shall not permit the Fixed Charges Coverage Ratio (calculated without giving effect to the exclusion in the preceding clause) to be less than 1.00 to 1.00 for any such Fiscal Periods.

     6.10. INTEREST COVERAGE RATIO. The Borrowers shall not permit the Interest Coverage Ratio for any Fiscal Period ending during the term of this Agreement to be less than 2.25 to 1.00.

     6.11. INDEBTEDNESS. No Borrower shall, nor shall it permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness of the Borrowers under this Agreement, the Notes, the Reimbursement Agreements and the other Credit Documents;

          (b) Existing Indebtedness of the Borrowers listed in SCHEDULE 6.11 hereto; and

          (c)  Indebtedness of the Borrowers and their respective
Subsidiaries (other than Indebtedness permitted under clauses (a) and (b) of this Subsection 6.11) not exceeding an aggregate principal amount of $5,000,000 at any time outstanding.

     6.12. MERGERS, ACQUISITIONS, SALE OF ASSETS, ETC. No Borrower shall, nor shall it permit any Subsidiary to, consolidate or merge with any other Person, or sell, lease, assign, transfer or otherwise dispose of all or any part of its business or assets to any other Person, or be a party to any Acquisition of any other Person or all or substantially all of such Person's assets, other than:

          (a)  sales of inventory in the ordinary course of business;

          (b) the disposition of obsolete or worn-out fixed assets, plant, equipment or other property no longer required by or useful to any Borrower or its Subsidiary in connection with the operation of its business;

          (c) sales, assignments, transfers or other dispositions of assets (other than stock) for cash consideration, but only so long as the aggregate fair market value of the assets so disposed of by any Borrower does not exceed 10% of the fair market value of such Borrower's total assets in the aggregate as at the end of the preceding fiscal year of such Borrower (and if any such assets shall be subject to a Lien under one of the Security Documents the Agent shall, at such Borrower's expense, release and terminate such Lien at the time of such sale, but only as to such assets);

          (d) any Acquisition so long as not less than sixty (60) days prior to the consummation of such Acquisition, Borrower shall provide each Bank the following information: (i) a pro forma balance sheet for the Borrowers and Subsidiaries both on an individual basis and a consolidated basis after giving effect to the Acquisition, (ii) a pro forma income statement for the Borrowers and Subsidiaries on both an individual basis and a consolidated basis after giving effect to the Acquisition, (iii) a pro forma compliance certificate after giving effect to the Acquisition, and (iv) a pro forma statement of sources and uses of cash in connection with the Acquisition; and

          (e) any merger, consolidation or sale or other transfer of assets among the Borrowers, if after giving effect thereto, no Default or Event of Default has occurred and is continuing and provided that one of the Borrowers is the surviving corporation thereof.

     6.13. DIVIDENDS AND DISTRIBUTIONS. No Borrower shall, nor shall it permit any Subsidiary to, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose (the foregoing transactions being collectively called "RESTRICTED PAYMENTS"); provided that (a) any Borrower may declare and pay dividends payable solely in shares of its common stock, (b) any Borrower or Subsidiary may make Restricted Payments to another Borrower, and (c) so long as immediately after giving effect to any such proposed action no Default shall have occurred and be continuing, HII may make Restricted Payments in respect of its common stock either in cash or securities of HII if the aggregate amount or fair market value thereof shall not exceed the sum of (i) 50% of Consolidated Net Income (net of cumulative losses) for the period (taken as a single accounting period) beginning January 1, 1996 and ending on the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Subsection 6.1 hereof.

     6.14. ISSUANCE OF CAPITAL STOCK. Without the prior written consent of the Majority Banks, the Borrowers shall not issue any shares of capital stock or any options, warrants or other rights therefor other than (i) shares of HII Capital Stock that are subject to options outstanding as of the date hereof and granted from time to time hereafter pursuant to HII's incentive stock ownership, director option, employee service award or officers' bonus plans and (ii) as a dividend or in connection with any Acquisition permitted by this Agreement.

     6.15. SALE AND LEASE-BACK TRANSACTIONS. No Borrower shall, nor shall it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASE-BACK TRANSACTION"); provided that a Borrower or a Subsidiary may enter into any Sale and Lease-Back Transaction if (a) at the time of such Transaction no Default shall have occurred and be continuing, (b) the proceeds from the sale of the subject property shall be at least equal to its fair market value and (c) the property that is the subject of such Transaction shall have been acquired by such Borrower or Subsidiary after the date of this Agreement and shall have been held by it for not more than one year.

     6.16. INVESTMENTS AND JOINT VENTURES. The Borrowers shall not, and shall not permit any Subsidiary to, make or permit to remain outstanding any Investment in any Person or enter into any joint venture, except:

          (a) Investments in short-term obligations issued or fully guaranteed by the U.S. Government;

          (b) certificates of deposit and other time deposits with, and any other Investment purchased through any Bank;

          (c) commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.;

          (d) existing Investments of the Borrowers and their respective Subsidiaries listed on SCHEDULE 6.16 hereto;

          (e) Investments of the Borrowers in, and entering into, any Marketing Vehicle for the purpose of marketing the Borrowers' products or services on a specific project; provided that (i) all the parties to such Marketing Vehicle would be required to supply goods or services with respect to that project and (ii) the amount of all such Investments by the Borrowers is not more in the aggregate than ten percent (10%) of the Tangible Net Worth as of the date of the Investment; and

          (f) Investments in the form of extensions of credit having a stated term exceeding 60 days and leases which are categorized as financing leases, in each case arising from the sale of Borrower's products in the ordinary course of business; provided, however, that such Investments shall not at any time exceed $2,500,000 in the aggregate.

     6.17. LIENS. The Borrowers shall not, and shall not permit any of their Subsidiaries to, create, incur or permit to exist any Lien on or in respect of its properties, assets or revenues, now or-hereafter acquired, except for Permitted Liens.

     6.18. ADDITIONAL SECURITY DOCUMENTS. Promptly upon any Person becoming a Subsidiary of any Borrower, such Borrower shall, if requested by the Majority Banks, (i) cause such Person to execute and deliver to the Banks and the Agent an instrument in form and substance satisfactory to the Majority Banks either becoming a co-borrower with respect to, or unconditionally guaranteeing the payment and/or performance of all Obligations, as the Majority Banks may require, and (ii) cause such Person to execute and deliver a security agreement and/or mortgage in form and substance satisfactory to the Majority Banks granting Liens on the property of such Person as additional security for the Obligations, to the extent set forth in the then current Security Documents. Such Borrower agrees to cause such Person to execute and deliver such other documentation as the Majority Banks may reasonably require, including without limitation favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above, subject to customary exceptions).

     6.19. TRANSACTIONS WITH AFFILIATES. Except as provided in Subsection 6.12(e) or with the prior written consent of the Banks, the Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly, (a) make any Investment in an Affiliate other than investments in Marketing Vehicles permitted by Section 6.16(e) hereof, (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate, (c) merge or consolidate with or purchase or acquire any assets from an Affiliate, (d) Guarantee or assume any obligations of an Affiliate, or (e) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate; provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Borrowers, or any of their respective Subsidiaries and receive compensation or indemnification in connection with his services in such capacity, and (ii) the Borrowers may enter into any sale, lease or similar transaction with an Affiliate (including but not limited to a Marketing Vehicle) in the ordinary course of business if the monetary or business consideration arising therefrom would be not materially less advantageous to such Borrower as the monetary or business consideration which would obtain in a comparable arm's length transaction with a similarly situated Person not an Affiliate. The Banks expressly consent to a Guarantee by HII of up to $4,000,000.00 of Indebtedness of Vaughan Harmon Systems, LTD., and to no other Guarantee.

     6.20. INSURANCE. Each of the Borrowers shall, and shall cause its Subsidiaries to:


          (a) keep its assets which are of an insurable character insured (to the extent and for time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts sufficient to prevent the Borrower from becoming a co-insurer, and in amounts not less than the insurable value of the property insured or such lesser amounts as are consistent with normal industry practices and such Borrower's past practices;

          (b) maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for Persons in similar businesses; provided however, that worker's compensation insurance or similar coverage may be effected through self-insurance consistent with normal industry practices and such Borrower's past practices or with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction; and

          (c) cause all such above-described insurance (excluding worker's compensation insurance) to (i) provide that 30 days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Agent, (ii) name the Agent as the loss payee (except for third-party liability insurance) to the extent of any loss or any loss in excess of $25,000 with respect to the Collateral and (iii) to the extent the Agent shall not be liable for premiums or calls, name the Agent as an additional insured for the benefit of the Banks.

     6.21. MAINTENANCE OF PROPERTIES. Each of the Borrowers shall, and shall cause each of its Subsidiaries to, keep its properties which are material to its business in good repair, working order and condition consistent with industry practice, ordinary wear and tear excepted, and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all Material Contracts and all applicable Requirements of Law, so as to prevent any loss or forfeiture thereof or thereunder.

     6.22. ENVIRONMENTAL LAWS; INDEMNIFICATION. (a) Each Borrower shall, and shall cause its Subsidiaries to:

               (i) promptly notify the Agent of any violation or non-compliance with, or liability under any applicable Environmental Law which, when taken together with all other pending violations or alone, could reasonably be expected to have a material adverse effect on the business, prospects, operations, assets, financial condition, liabilities or capitalization of the Borrower and promptly furnish to the Agent all notices of any nature which the Borrower may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any applicable Environmental Law which, in any case or when taken together with all such other notices, could reasonably be expected to have a material adverse effect on the business, prospects, assets, financial condition, liabilities or capitalization of any Borrower;

               (ii) comply in all material respects with, and use its reasonable efforts to ensure compliance in all material respects by all tenants, subtenants and other occupants and users with, all applicable Environmental Laws, and obtain and comply in all material respects with, and maintain and use its reasonable efforts to ensure that all tenants, subtenants and other occupants and users obtain and comply in all material respects with and maintain, any and all licenses, approvals, registrations or permits required by applicable Environmental Laws; PROVIDED, HOWEVER, that compliance with such requirements shall not be required if such compliance is being contested in good faith by appropriate proceedings;

               (iii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all applicable Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities; PROVIDED, HOWEVER, that compliance with such orders or demands is not required if such compliance is being contested in good faith by appropriate proceedings; and

               (iv) the Borrowers shall defend, indemnify and hold harmless each of the Agent and the Banks and its employees, agents, officers, directors and Affiliates (each of whom is sometimes referred to herein as an "INDEMNIFIED PARTY"), from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Borrower or its Subsidiary with any applicable Environmental Laws, or any orders, requirements or demands of any Governmental Authority relating thereto, including, without limitation, reasonable attorney's and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from the gross negligence or willful misconduct of any Indemnified Party.

          (b) No Borrower shall cause or permit any of its Subsidiaries' properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials or Petroleum Products, in non-compliance with applicable Environmental Laws, nor release, discharge, dispose of, or permit or suffer any release or disposal by any other Person of, Hazardous Materials or Petroleum Products onto any of its properties or assets in violation of any applicable Environmental Law, except such non-compliance or violation as in the aggregate could not reasonably be expected to have a material adverse effect on such Borrower.

     6.23. FURTHER ASSURANCES; SECURITY INTERESTS. Each of the Borrowers shall:

          (a) upon the request of the Agent duly execute and deliver, or cause to by duly executed and delivered, at the cost and expense of the Borrowers, such further instruments as may be necessary or proper, in the reasonable judgment of the Agent, to provide the Agent, on behalf of the Banks, perfected Liens on or security interests in the Collateral and to carry out the provisions and purposes of this Agreement and the other Credit Documents;

          (b) upon the request of the Agent promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Agent, on behalf of the Banks, the security interests in and Liens on the Collateral contemplated by the Security Documents; and

          (c) promptly undertake to deliver or cause to be delivered to the Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Agent, as the Agent shall deem necessary or advisable to perfect or maintain the Liens and/or security interests of the Agent on behalf of the Banks.

     6.24. NATURE OF BUSINESS; LIMITATIONS ON FUNDAMENTAL CHANGES. Except as provided in subsection 6.12(e), each of the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, (i) engage in any business other than that in which it is presently engaged or is directly related thereto, (ii) change in any material respect its methods of operation or manner of doing business, (iii) carry on its business at any location or locations other than those presently in existence except upon 30 days prior notice to the Agent, (iv) change its name, its identity or its structure, or (v) liquidate, wind-up or dissolve itself; provided, however, that HII may liquidate, wind-up and dissolve Cedrite Technologies, Inc. and Phoenix Data, Inc.

     6.25.     MARKETING VEHICLES. The Borrowers shall:

          (a) deliver to the Agent, with copies for each of the Banks, as soon as possible, and in any event prior to the date on which any Borrower enters into or makes any Investment in any Marketing Vehicle, a report signed by a senior officer of the Borrower summarizing the details respecting any Marketing Vehicle that any Borrower intends to enter into or make an Investment in, including but not limited to a description of the nature of the project for which the Marketing Vehicle will be formed, all partners, joint venturers or shareholders thereof, as the case may be, and their respective ownership interests, shares of profits and losses, Investments, expected sales of goods or services in connection with the project and indemnification agreements, the projected sources and uses of funds for the Marketing Vehicle, the approximate dates of receipt and disbursement of such funds, and whether or not such Marketing Vehicle will be a Subsidiary for purposes of this Agreement. Thereafter, such Borrower shall promptly notify the Agent of the substantial completion of the project for which such Marketing Vehicle was formed and of any significant changes in any information provided in any prior report; and

          (b) cause any Marketing Vehicle that is not a Subsidiary of any Borrower to comply with the covenants set forth in Subsection 6.11 (Indebtedness) and Subsection 6.22 (Environmental Laws) as if such Marketing Vehicle were a Subsidiary of a Borrower for purposes of this Agreement. The Borrowers acknowledge that the failure of any Marketing Vehicle to comply with said Subsections 6.11 or 6.22 shall constitute a Default and/or an Event of Default for purposes of this Agreement, even though Borrowers may not control such Marketing Vehicle.

     6.26 CONFIRMATION OF SECURITY DOCUMENTS. Each of the Borrowers hereby confirms its obligations pursuant to each of the Security Documents to which it is a party upon the execution of this Agreement and acknowledges and agrees that it is the intent of the parties that the Security

Documents continue in full force and effect following the execution of this Agreement. Without in any manner limited the foregoing:

     (a) HII hereby expressly represents, acknowledges and agrees that as of the date of this Agreement (i) each reference in the Aircraft Security Agreement to "Credit Agreement" shall be deemed to refer to this Agreement, (ii) each representation, warranty and covenant set forth in the Aircraft Security Agreement is true, correct and enforceable as of the date of this Agreement, and (iii) each Exhibit to the Aircraft Security Agreement is accurate and complete as of the date of this Agreement.

     (b) Borrowers hereby expressly represent, acknowledge and agree that as of the date of this Agreement, (i) each reference in the Security Agreement to "Credit Agreement" shall be deemed to refer to this Agreement, (ii) each representation and warranty set forth in the Security Agreement is true, correct and enforceable as of the date of this Agreement, and (iii) each Exhibit to the Security Agreement is accurate and complete as of the date of this Agreement, except that Exhibit A to the Security Agreement only lists Equipment as of the date set forth on such Exhibit.

     SECTION 7. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Borrowers shall fail to pay or prepay any principal or interest on any Loan or any fee or other amount payable by them hereunder, under the Notes, or under any of the other Credit Documents within (2) Business Days of the date due; or

          (b) Any representation, warranty or certification made or deemed made in this Agreement or in any other Credit Document by any Borrower, or in any certificate furnished to the Bank pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (c) The Borrowers or any Borrower shall fail to keep, observe or perform (i) any of their or its obligations under Subsections 6.2, 6.3, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16., 6.17, 6.19, 6.20, 6.21, 6.22 or 6.23 of this
Agreement and such Default shall continue unremedied for a period of 10 days after any Borrower becomes aware of any such Default, or (ii) any of their or its obligations under any other Section of Section 6 hereof or any of their or its other obligations under this Agreement or any of the other Credit Documents; or

          (d) Any Borrower or Subsidiary shall default in the payment when due of any principal of or interest on any Indebtedness aggregating $500,000 or more, or any other event specified in any note, agreement, indenture, or other document evidencing or relating to such Indebtedness shall occur, if the effect of such event is to cause, or if the holder (or any agent or trustee on behalf of such holder) of such Indebtedness exercises any right to cause, such Indebtedness to become due prior to its stated maturity; or

          (e) Any Borrower or Subsidiary (other than an Inactive Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Borrower or Subsidiary (other than an Inactive Subsidiary) shall (i) apply for or consent in writing to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code (as now or hereafter in effect), or (vi) take any action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of any Borrower or Subsidiary (other than an Inactive Subsidiary), in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Borrower or Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of such Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or

          (h) An order for relief against any Borrower or Subsidiary (other than an Inactive Subsidiary) shall be entered in an involuntary case under the Bankruptcy Code (as now or hereafter in effect); or

          (i) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by a court or courts against any Borrower or Subsidiary (other than an Inactive Subsidiary) and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Borrower or Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (j) An event or condition specified in Subsection 6.1(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any ERISA Affiliate shall incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing), and the same shall not be discharged within ten (10) days after any Borrower becomes aware of any such liability; or

          (k) One or more of the Security Documents shall cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby (including without limitation a first priority perfected security interest in and Lien on all of the properties covered thereby, in favor of the Agent for the benefit of the Banks, subject to no Liens other than Permitted Liens) and the same shall continue unremedied for a period of ten (10) days after any Borrower becomes aware of any such Default; or

          (1) Any substantial impairment of value, loss, damage or destruction (not covered by insurance) of the Collateral occurs and the same shall continue unremedied for a period of ten (10) days after any Borrower becomes aware of any such Default; or

          (m) Any material adverse change occurs in the assets, business, properties, operations, financial condition, liabilities (direct or contingent) or capitalization of the Borrowers, on a consolidated basis and the same shall continue unremedied for a period of ten (10) days after any Borrower becomes aware of any such Default;

THEREUPON:   (i) in the case of an Event of Default other than an Event of
Default referred to in clause (f), (g), or (h) of this Section 7, the Agent shall, upon request of the Majority Banks, cancel the Commitments and/or declare the principal amount then outstanding of, and all accrued unpaid interest on, the Loans and all other amounts payable by the Borrowers under this Agreement and the other Credit Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of protest, notice of dishonor, or other notice or formality of any kind, all of which are hereby expressly waived by the Borrowers; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f),
(g), or (h) of this Section 7, the Commitments forthwith shall be automatically canceled and the principal amount then outstanding of, and all accrued unpaid interest on, the Loans and all other amounts payable by the Borrowers under this Agreement and the other Credit Documents shall become automatically immediately due and payable without presentment, demand, protest, notice of protest, notice of dishonor, or other notice or formality of any kind, all of which are hereby expressly waived by the Borrowers.

     SECTION 8.     THE AGENT

     8.1. APPOINTMENT. POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Subsection 8.5 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement or in any of the Credit Documents, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any of the other documents in any certificate or any of the other Credit Documents or received by any of them under, this Agreement or any of the other Credit Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Credit Documents or for any failure by the Borrowers or any other Person to perform any of its obligations hereunder or thereunder, or for the satisfaction of any condition precedent specified in
Section 4 hereof; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any of the other Credit Documents, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent shall be conclusively entitled to assume that the conditions precedent set forth in Subsection 4.1 hereof have been satisfied unless the Agent has received notice from a Bank referring to the relevant Section and stating that the relevant condition has not been satisfied or unless the certificate furnished by the Borrowers pursuant thereto so indicates. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent.

     8.2. RELIANCE BY AGENT. The Agent shall be entitled to rely on any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopy (fax) or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and on advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any of the Credit Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder (as the case may be) in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. If the Agent shall seek the consent or approval of the Majority Banks to the taking or refraining from taking of any action hereunder or under any of the Credit Documents, the Agent shall give notice thereof to each Bank and as soon as practicable notify each Bank at any time that the Majority Banks have instructed the Agent to act or refrain from acting hereunder or thereunder (as the case may be).

     8.3. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such default as it shall deem advisable in the best interest of the Banks.

     8.4. RIGHTS AS A BANK. With respect to its Commitment and the Loans made by it, Boatmen's First National Bank of Kansas City (and any successor acting as Agent), in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Boatmen's First National Bank of Kansas City (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers (and any of their respective Affiliates) as if it were not acting as the Agent, and Boatmen's First National Bank of Kansas City and its Affiliates may accept fees and other consideration from the Borrowers and their Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     8.5. INDEMNIFICATION. The Banks indemnify the Agent (to the extent not reimbursed under Subsection 9.3 hereof, but without limiting the obligations of the Borrowers under said Subsection 9.3), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments in effect from time to time), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Credit Documents or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under Subsection 9.3 hereof but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other Credit Documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     8.6. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Borrowers and their respective Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any other Person of this Agreement or any other Credit Document or in respect of the properties or books of the Borrowers or any other their respective Subsidiaries or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of their respective Subsidiaries or other Affiliates) which may come into the possession of the Agent or any of its Affiliates.

      8.7. FAILURE TO ACT. Except for action expressly required of the Agent hereunder or under any of the Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder (as the case may be) unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     8.8. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrowers and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance or any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Subsection 8.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     SECTION 9.   MISCELLANEOUS

     9.1. WAIVER. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any of the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any of the other Credit Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and in the other Credit Documents are cumulative and not exclusive of any remedies provided at law or in equity.

     9.2. Notices. All notices and other communications provided for herein (including, without limitation, any waivers or consents under this Agreement) shall be given or made by telex, telecopy, telegraph, cable or otherwise in writing (each communication given by any of such means to be deemed to be "in writing" for purposes of this Agreement) and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon deposit with the United States Postal Service, certified mail, return receipt requested, with postage prepaid, in each case given or addressed as aforesaid, and in the case of notices to any Borrower, with a copy given in any such manner to Morrison & Hecker, 2600 Grand Avenue, Kansas City, Missouri 64108, Attention, James 0. Selzer, Esq., Telecopier No. (816) 474-4208, Telephone No. (816) 691-2748.

     9.3. EXPENSES, INDEMNIFICATION, ETC. The Borrowers agree (a) to pay or reimburse the Agent and the Banks on demand for their reasonable out-of-pocket costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Banks, and other counsel to the Agent and the Banks), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder, provided, however, that the counsel fees charged to Borrowers pursuant to this Subsection 9.3(a)(i) shall not exceed $10,000, plus out of pocket expenses, without the prior approval of Borrowers, such approval not to be unreasonably withheld and (ii) any amendment, modification, waiver or extension of any of the terms of this Agreement or any of the other Credit Documents, (b) to pay or reimburse the Agent and the Banks for all reasonable out-of-pocket costs and expenses of the Agent and the Banks (including reasonable counsels' fees and expenses) in connection with (i) the enforcement of this Agreement and any of the other Credit Documents and (ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement, any of the Notes, or any of the other Credit Documents, and (c) to pay filing and recording fees relating to, and taxes and other charges incurred in connection with, perfecting, maintaining and protecting, the Liens created or contemplated to be created pursuant to the Security Documents. The Borrowers hereby indemnify the Agent and each Bank and their respective directors, officers, employees, agents and Affiliates (each of which is sometimes referred to herein as an "INDEMNIFIED PARTY") and agrees to hold each Indemnified Party harmless against, any and all out of pocket losses, claims, damages, liabilities or actions or other proceedings commenced or threatened in respect hereof, and all reasonable expenses (including but not limited to expenses that appear on any service charge schedule maintained from time to time by the Agent or any Bank) that arise out of or in any way relate to or result from the making of Loans hereunder or the other transactions contemplated hereby, including, without limitation, any investigation or litigation or other proceedings (whether or not such Indemnified Party is a party to any action or proceeding out of which any of the foregoing arise), other than any of the foregoing to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party. Neither the Agent nor any Bank nor any other
Indemnified Party shall be responsible or liable to any Borrower for any consequential damages which may be alleged.

     9.4. AMENDMENTS, ETC. This Agreement, any of the other Credit Documents, or any provision hereof or thereof may be amended only by an instrument in writing signed by each Borrower, the Agent, and the Majority Banks, and any provisions of this Agreement may be waived by the Agent and the Majority Banks; provided that (i) any amendment or waiver extending the date fixed for the payment of principal or interest on the Loans or any fee or reimbursement obligation, (ii) reducing the amount of any such payment or any commitment fee, (iii) changing the definition of "Revolving Credit Termination Date," "Reducing Revolving Credit Termination Date," "Majority Banks," "Fixed Charges," "Fixed Charges Coverage Ratio" or "Interest Coverage Ratio," (iv) reducing the Fixed Charges Coverage Ratio below 1.1 to 1.0, (v) reducing the Interest Coverage Ratio below 1.25 to 1.0, (vi) amending this Subsection 9.4,
(vii) increasing the amount of any Bank's Commitment, or (viii) releasing all or substantially all of the Collateral, shall require an instrument in writing signed by, or the consent of, all of the Banks.

     9.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     9.6. ASSIGNMENTS AND PARTICIPATIONS.

          (a) No Borrower may assign its rights or obligations hereunder or under any of the other Credit Documents without the prior written consent of the Majority Banks. The Banks may assign all or any part of the Loans, the Notes or any of the other Credit Documents to another Bank or, with the Borrowers' consent, which consent shall not be unreasonably withheld, to another financial institution. Upon such assignment, the assignee shall succeed to the obligations, rights and benefits of the Bank to the extent provided in such assignment, and the Bank shall be released to the extent of such assignment.

          (b) The Borrowers expressly recognize and agree that the Banks may sell to other financial institutions participations in the Loans incurred by the Borrowers pursuant hereto (the "PARTICIPANTS"), and, therefore, as security for the due payment and performance of all indebtedness and other liabilities of the Borrowers to the Banks under this Agreement, the Notes, the Security Documents, the other Credit Documents and any other obligation of the Borrowers to the Banks, whether now existing or hereafter arising, and to the Participants by reason of such participation, the Borrowers hereby grant to the Banks and to the Participants, a lien on and security interest in any and all deposits or other sums at any time credited by or due from the Banks and the Participants, or either or any of them, to the Borrowers, whether in regular or special depository accounts or otherwise, and any and all money, securities and other property of the Borrowers and the proceeds thereof now or hereafter held or received by or in transit to the Banks and the Participants, or either or any of them, from or for the Borrowers, whether for safekeeping, custody, pledge, transmission, collection or otherwise and any such deposits, sums, money, securities and other property at any time may be set off, appropriated and applied by the Bank and by the Participants, or either or any of them, against any indebtedness, liabilities or other obligations, whether now existing or hereafter arising of the Borrowers to the Banks and to the Participants, or either or any of them, against any indebtedness, liabilities or other obligations whether now existing or hereafter arising of the Borrowers to the Banks and to the Participants, or either or any of them, under this Agreement, the Note, the Security Documents, the other Credit Documents or otherwise, whether or not such indebtedness, liabilities or other obligations are then due or secured by any collateral or if such is so secured, whether or not such collateral held by the Banks or the Participants is considered to be adequate.

          (c) The Banks may furnish, from time to time, any information concerning the Borrowers to assignees and participants (including prospective assignees and participants).

     9.7.  SURVIVAL. The obligations of the Borrowers under Subsections 3.5,
6.22 and 9.3 hereof shall survive the repayment of the Loans and the termination of the Commitments.

     9.8. CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     9.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     9.10. SURVIVAL OF AGREEMENTS. All agreements, covenants, representations and warranties made herein shall survive the execution and delivery of this Agreement, the Notes, the other Credit Documents, the making of the Loans, and any and all renewals, extensions, modifications and rearrangements thereof.

     9.11. INTEREST. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, the Notes, the Reimbursement Agreements or any of the other Credit Documents, in no event shall any such agreement or instrument, require the payment or permit the collection of interest, as defined under applicable usury laws, in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under this Agreement, the Notes, the Reimbursement Agreements or any of the other Credit Documents, or if the maturity of the Loans is accelerated in whole or in part, or in the event that all or part of the principal of or interest on the Loans shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement, the Notes, the Reimbursement Agreements or any of the other Credit Documents, on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this Section shall govern and control, (ii) neither the Borrowers nor any other Person now or hereafter liable under this Agreement or the Credit Documents for the payment of all or any part of the Loans shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under applicable usury laws, (iii) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount of such Loans or refunded to the Person paying the same, at the Borrowers' option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest permitted under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Notes, the Reimbursement Agreements or any of the other Credit Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received from the Borrowers, or otherwise by any Bank in connection with the Notes, this Agreement, the Reimbursement Agreements or any of the other Credit Documents.

     9.12 INTEGRATION; SEVERABILITY. This Agreement, together with all the other Credit Documents, represents the entire agreement of the parties thereto, and supersedes all prior agreements and understandings, both written and oral. There are no contemporaneous oral agreements or understandings of the parties hereto or to the other Credit Documents. No course of dealing between the parties, no course of performance, no usage of trade, and no parol evidence of any nature shall be used to supplement or modify any of the terms, provisions, covenants or conditions of this Agreement or any of the other Credit Documents. If any provision of this Agreement or any of the other Credit Documents shall be held illegal or invalid by any court having jurisdiction, the illegality or invalidity of such provision shall not affect any of the other provisions of this Agreement or any of the other Credit Documents. The illegal or invalid provision shall be modified to the maximum extent possible to confer on the Bank the rights, powers, remedies or other privileges intended thereby, and such provision as modified, together with the remaining provisions of this Agreement or any of the other Credit Documents, shall be construed and enforced to such effect as if the illegal or invalid provision or portion thereof had not been contained herein or in any of the other Credit Documents, to the maximum extent possible.

     9.13. CONTROLLING DOCUMENT. In the event of actual conflict in the terms and provisions of this Agreement, the Notes or any of the other Credit Documents, the terms and provisions of this Agreement will control.

     9.14. JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY MISSOURI STATE OR UNITED STATES FEDERAL COURT SITTING IN KANSAS CITY, MISSOURI OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL

CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MISSOURI STATE OR FEDERAL COURT. AS AN ALTERNATIVE METHOD TO SERVICE, EACH BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO EACH BORROWER AT ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE HERETO. EACH BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN MISSOURI AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN MISSOURI ON THE BASIS OF FORUM NON CONVENIENS. NOTHING IN THIS
SECTION 9.14 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

     9.15. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICT OF LAW PRINCIPLES.

     9.16. WAIVER OF TRIAL BY JURY. EACH BORROWER WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, LAWSUIT, CROSS-CLAIM OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     9.17. UNENFORCEABILITY OF ORAL AGREEMENTS: FINAL WRITTEN AGREEMENT.
ORAL AGREEMENTS OR COVENANTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (THE AGENT AND THE BANKS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN US, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



THE BORROWERS:

HARMON INDUSTRIES, INC.                     HARMON ELECTRONICS, INC.


By:________________________________         By:________________________________
Name:______________________________         Name:______________________________
Title:_____________________________         Title:_____________________________


Address for Notices:                         Address for Notices:
1300 Jefferson Court                         c/o Harmon Industries, Inc.
Blue Springs, MO 64015                       1300 Jefferson Court
Attention: Charles M. Foudree                Blue Springs, MO 64015
Telecopier No: (816) 229-3345                Attention: Charles M. Foudree
Telephone No: (816) 229-3348                 Telecopier No: (816) 229-3345
                                             Telephone No: (816) 229-3348

CONSOLIDATED ASSET MANAGEMENT               ELECTRO PNEUMATIC CORPORATION
     COMPANY, INC.


By:________________________________         By:________________________________
Name:______________________________         Name:______________________________
Title:_____________________________         Title:_____________________________


Address for Notices:                         Address for Notices:
c/o Harmon Industries, Inc.                  c/o Harmon Industries, Inc.
1300 Jefferson Court                         1300 Jefferson Court
Blue Springs, MO 64015                       Blue Springs, MO 64015
Attention: Charles M. Foudree                Attention: Charles M. Foudree
Telecopier No: (816) 229-3345                Telecopier No: (816) 229-3345
Telephone No: (816) 229-3348                 Telephone No: (816) 229-3348

THE BANKS:

BOATMEN'S FIRST NATIONAL BANK               HARRIS TRUST AND SAVINGS BANK
OF KANSAS CITY


By:________________________________         By:________________________________
Name:______________________________         Name:______________________________
Title:_____________________________         Title:_____________________________



Address for Notices:                         Address for Notices:
10th and Baltimore                           111 West Monroe
Post Office Box 419038                       Post Office Box 755
Kansas City, Missouri 64183                  Chicago, Illinois 60690
Attention: Bruce Easterly                    Attention: Len E. Meyer
Telecopier No: (816) 691-7561                Telecopier No: (312) 461-2591
Telephone No: (816) 221-2800                 Telephone No: (312) 461-7611



THE AGENT:                                  THE ISSUING BANK:

BOATMEN'S FIRST NATIONAL BANK               BOATMEN'S FIRST NATIONAL BANK
OF KANSAS CITY                              OF KANSAS CITY


By:________________________________         By:________________________________
Name:______________________________         Name:______________________________
Title:_____________________________         Title:_____________________________

Address for Notices:                         Address for Notices:
10th and Baltimore                           10th and Baltimore
Post Office Box 419038                       Post Office Box 419038
Kansas City, Missouri 64183                  Kansas City, Missouri 64183
Attention: Bruce Easterly                    Attention: Bruce Easterly
Telecopier No: (816) 691-7561                Telecopier No: (816) 691-7561
Telephone No: (816) 221-2800                 Telephone No: (816) 221-2800

                                                                       EXHIBIT A

                                   COMMITMENTS

                                      Reducing Revolving               Revolving
Bank                                  Credit Commitment        Credit Commitment
----                                  ------------------       -----------------

Boatmen's First National
Bank of Kansas City                       $10,000,000             $13,333,333

Harris Trust and Savings
Bank                                        5,000,000               6,666,667
                                      ------------------       -----------------

TOTAL                                     $15,000,000             $20,000,000

                                                                       EXHIBIT B

                    [Form of Reducing Revolving Credit Note]

                                 PROMISSORY NOTE

$___________________                                           ___________, 1996
                                                           Kansas City, Missouri

     FOR VALUE RECEIVED, HARMON INDUSTRIES, INC., a Missouri corporation, HARMON ELECTRONICS, INC., a Missouri corporation, ELECTRO PNEUMATIC CORPORATION, a California corporation, and CONSOLIDATED ASSET MANAGEMENT COMPANY, INC., a Missouri corporation (individually a "Borrower" and collectively the "Borrowers"), jointly and severally, hereby promise to pay to____________________ (the "Bank"), at _____________________________________
(or at such other place as may be expressly provided for in the Credit Agreement referred to below) the principal sum of _____________________ Dollars ($___________ ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Reducing Revolving Credit Loans made by the Bank to the Borrowers under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, in installments on the Quarterly Reduction Dates as set forth in Section 2.3. of the Credit Agreement and in full on the Reducing Revolving Credit Termination Date, and to pay interest on the unpaid principal amount of each such Reducing Revolving Credit Loan, at such office (or such other place as aforesaid), in like money and funds, for the period commencing on the date of such Reducing Revolving Credit Loan until such Reducing Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The amount and type of, the rate of interest on, and the duration of each Interest Period for, each Reducing Revolving Credit Loan made by the Bank to the Borrowers under the Credit Agreement, the date such Reducing Revolving Credit Loan is made or Converted from a Loan of the other type, and the amount of each payment or prepayment made on account of the principal thereof, shall be recorded by the Bank on its books and records, and such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower to which such entries relate; provided that any failure by the Bank to make any such record shall not affect the obligations of the Borrowers under this Note.

     This Note is one of the Reducing Revolving Credit Notes referred to in the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the "Credit Agreement") dated as of ___________, 1996, among the Borrowers, the Banks named therein (including the Bank), Boatmen's First National Bank of Kansas City, as Agent, and Boatmen's First National Bank of Kansas City, as Issuing Bank, and evidences Reducing Revolving Credit Loans made by the Bank under its Reducing Revolving Credit Commitment thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Reducing Revolving Credit Loans upon the terms and conditions specified therein.

     Each Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this Note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for the Bank, in order to enforce payment of this Note, to first institute or exhaust the Bank's remedies against any Borrower or any other party liable therefor or against any security for this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICT OF LAW PRINCIPLES.

                                   HARMON INDUSTRIES, INC.


                                   By:
                                         -------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------

                                   HARMON ELECTRONICS, INC.


                                   By:
                                         -------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------


                                   ELECTRO PNEUMATIC CORPORATION


                                   By:
                                         -------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------

                                   CONSOLIDATED ASSET MANAGEMENT COMPANY, INC.


                                   By:
                                         -------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------

                                                                       EXHIBIT C

                         [Form of Revolving Credit Note]

                                 PROMISSORY NOTE

$_________________                                            ___________, 1996
                                                           Kansas City, Missouri

     FOR VALUE RECEIVED, HARMON INDUSTRIES, INC., a Missouri corporation, HARMON ELECTRONICS, INC., a Missouri corporation, ELECTRO PNEUMATIC CORPORATION, a California corporation, and CONSOLIDATED ASSET MANAGEMENT COMPANY, INC., a Missouri corporation (individually a "Borrower" and collectively the "Borrowers"), jointly and severally, hereby promise to pay to ___________________________ (the "Bank"), at________________________________________ (or at such other place as may be expressly provided for in the Credit Agreement referred to below) the principal sum of ______________________ Dollars ($______________ ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Borrowers under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office (or such other place as aforesaid), in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The amount and type of, the rate of interest on, and the duration of each Interest Period for, each Revolving Credit Loan made by the Bank to the Borrowers under the Credit Agreement, the date such Revolving Credit Loan is made or Converted from a Loan of the other type, and the amount of each payment or prepayment made on account of the principal thereof, shall be recorded by the Bank on its books and records, and such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower to which such entries relate; provided that any failure by the Bank to make any such record shall not affect the obligations of the Borrowers under this Note.

     This Note is one of the Revolving Credit Notes referred to in the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the "Credit Agreement") dated as of __________, 1996, among the Borrowers, the Banks named therein (including the Bank), Boatmen's First National Bank of Kansas City, as Agent, and Boatmen's First National Bank of Kansas City, as Issuing Bank, and evidences Revolving Credit Loans made by the Bank under its Revolving Credit Commitment thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

     Each Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this Note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for the Bank, in order to enforce payment of this Note, to first institute or exhaust the Bank's remedies against any Borrower or any other party liable therefor or against any security for this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MISSOURI, WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICT OF LAW PRINCIPLES.

                                   HARMON INDUSTRIES, INC.


                                   By:
                                         -------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------


                                   HARMON ELECTRONICS, INC.


                                   By:
                                         -------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------


                                   ELECTRO PNEUMATIC CORPORATION


                                   By:
                                         -------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------

                                   CONSOLIDATED ASSET MANAGEMENT COMPANY, INC.


                                   By:
                                         -------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------

                                                                       EXHIBIT D

                   [FORM OF NOTICE OF BORROWING, TERMINATION,
                      REDUCTION OF COMMITMENT, CONVERSIONS,
                     CONTINUATIONS, OR PREPAYMENTS OF LOANS]

                              NOTICE OF [BORROWING]

     This Notice of [Borrowing] is submitted pursuant to Subsection 2.15 of the Credit Agreement dated as of ____________, 1996 (the "Credit Agreement"), by and among HARMON INDUSTRIES, INC., a Missouri corporation ("HII"), HARMON ELECTRONICS, INC., a Missouri corporation ("HEI"), ELECTRO PNEUMATIC CORPORATION, a California corporation ("EPC"), and CONSOLIDATED ASSET MANAGEMENT COMPANY, INC., a Missouri corporation ("CAMCO"), jointly and severally (individually a " Borrower" and collectively the "Borrowers"); BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (individually a "Bank" and collectively the "Banks"); BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association, as the issuing Bank of letters of credit (in such capacity, the "Issuing Bank"); and BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association, as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

     Unless otherwise defined herein, capitalized terms used in the Credit Agreement are used herein as defined in the Credit Agreement.

     [1. Each of the Borrowers hereby requests the Banks to make available to the Borrowers Loans in the aggregate amount set forth below, pursuant to the terms and conditions of the Credit Agreement, as follows:

          (a)  Aggregate amount of
               Loans requested               $
                                              --------------------------------

          (b)  Type of Loans (Corporate
               Base Rate Loan or
               Eurodollar Loan)
                                              --------------------------------

          (c)  Borrowing Date
                                              --------------------------------

          (d)  Interest Period
                                              --------------------------------

          (e)  The Loan Proceeds should
               be deposited in the
               following account(s)
               of the following
               Borrower(s):
                                              --------------------------------

          (f)  (If applicable) Loan
               proceeds are to be
               withdrawn from the
               above-referenced
               account(s) and wire
               transferred as follows:]
                                              --------------------------------
                                              --------------------------------
                                              --------------------------------


     2. All representations and warranties made by the Borrowers in the Credit Agreement (except those regarding Subsidiaries and Material Contracts made at Subsections 5.12 and 5.14 thereof that are identified as being made "as of the date hereof," and which were true as of the date of the Credit Agreement) or in any of the other Credit Documents, or in any certificate or statement furnished in connection with the Loans or otherwise, are true and correct in all material respects as if made on and as of the date hereof.

     3.   No Default or Event of Default has occurred and is continuing.

     4. All conditions precedent set forth in Subsection 4.1 of the Credit Agreement have been satisfied.

     This Notice of [Borrowing] is submitted as of ________________ a.m. Kansas City time on ________________________________, 19_____.

THE BORROWERS:

 HARMON INDUSTRIES, INC.                HARMON ELECTRONICS, INC.


By:                                    By:
      ------------------------------         ---------------------------------

Name:                                  Name:
      ------------------------------         ---------------------------------

Title:                                 Title:
      ------------------------------         ---------------------------------

CONSOLIDATED ASSET MANAGEMENT      ELECTRO PNEUMATIC CORPORATION
COMPANY, INC.


By:                                    By:
      ------------------------------         ---------------------------------

Name:                                  Name:
      ------------------------------         ---------------------------------

Title:                                 Title:
      ------------------------------         ---------------------------------

                                  SCHEDULE 1.1

                                 EXISTING LIENS

1.   CAMCO-telephone system in Blue Springs

2. $1,400,000, Industrial Development Authority of the City of Grain Valley, Missouri Industrial Revenue Bonds, Series 1984 (SAB Harmon Industries, Inc. Project).

                                  SCHEDULE 5.2

                             CONTINGENT LIABILITIES

1.   Litigation matters discussed in SCHEDULE 5.3.

2.   Taxes disclosed in SCHEDULE 5.8.

3.   Environmental matters disclosed in SCHEDULE 5.11.

4. Potential liquidated damage exposure (maximum $800, 000. 00) relating to the Norfolk Southern -- Greenville Control System project.

                                  SCHEDULE 5.3

                                   LITIGATION

I.   PRODUCT LIABILITY

     A.   PENDING

          The current product liability insurance coverage is limited to $1 million for each occurrence and annual aggregate in coverage with $10 million for each occurrence and annual aggregate in excess coverage, and a $250,000 deductible on each occurrence.

          1.   GIBSON CASE

          During the fourth quarter, 1992, the Company was named as Defendant in GIBSON. ET AL. V. NORFORK SOUTHERN CORPORATION. ET AL., Civil Action No. CV92-G-1894-S (N.D. Alabama). This lawsuit relates to a railroad crossing accident involving an auto-train collision between a Norfork Southern Train and Eugene Gibson. Mr. Gibson was killed in the accident. Plaintiffs seek judgment against Defendants in the amount of $5,000,000. Defendants include owners and operators of the train and equipment vendor at the railroad crossing. Equipment design, manufactured and sold by the Company was alleged to have been involved. The Company has answered the complaint but has not completed its preliminary investigation into the matter. To date, limited discovery in the case has been undertaken by the Company. Management intends to vigorously defend this lawsuit. The lawsuit has been reported to the appropriate product liability insurers, who are expected to undertake the defense on behalf of the Company.

          Craig O'Dear at Bryan Cave is Harmon's counsel in this matter. Craig indicated that preliminary investigation indicates that car driven by the 17/18 year old driver was hit by a Norfolk Southern train; and the driver was killed. State police report indicates 40 feet of skid marks into the crossing by the victim's car. Plaintiff's counsel contends that this is a "false activation" case and also contends that the lights and crossing protection had been continuously activated for a period of between 24 hours and 48 hours prior to the accident.

          2.   DAVENPORT AND VIRGIN CASES

          On April 19, 1993, the Company received service of process in John Davenport. et al. v. Kansas City Southern Railway Company, Civil Action No. A-142387 in the District Court of Jefferson County, Texas, 58th Judicial District. Plaintiff's Second Amended Original Petition names Harmon Electronics, Inc. in connection with a railroad crossing accident in Greenville, Hunt County, Texas, on March 27, 1991. The allegations against Harmon Electronics involve negligence and strict liability claims in the design and manufacture of signals and protective devices at the subject crossing. The Petition also includes an allegation based in strict tort liability alleging that HEI knew or should have known that "the warning system in question was antiquated and subject to failure." On May 26, 1993, the Company received service of process in JAMES RAY VIRGIN ET AL. V. KANSAS CITY SOUTHERN RAILWAY

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     COMPANY ET AL; Case No. B-142, 099 in the District Court of Jefferson
     County, Texas, 60th District. This case arises from the same accident as the Davenport case and has substantially similar allegations.

          The lawsuit has been reported to the appropriate liability insurer. Management intends to vigorously defend this lawsuit. It appears that HEI may have been added late in the proceeding as a settlement strategy. Preliminary investigation indicates that Harmon has received no notice from the railroad of the March 27, 1991 accident and no request has been made of Harmon to investigate or repair any alleged defect in the signaling or warning devices. Accordingly, it would appear that the signaling and warning devices present at the accident site remain in service at the location. Additionally, preliminary investigation indicates that the driver of the vehicle, in which two passengers were killed was intoxicated and drove his vehicle into the side of the second locomotive.

II.  ENVIRONMENTAL

     A.   PENDING

          1.   GRAIN VALLEY MATTER

          During the first quarter of 1988, officials of Harmon Electronics, Inc. discovered ground contamination for solvents classified as hazardous materials at the Grain Valley, Missouri production facility. A voluntary report was made to the Department of Natural Resources of the State of Missouri ("MDNR"), and negotiations are underway regarding the extent of remedial or cleanup actions and monitoring requirements. Harmon Electronics, Inc. and MDNR have entered into a Closure/Post Closure Plan which sets forth the remediation obligations and long-term care obligations at this Site. To date, the exact extent of and cost of the remedial action or monitoring which may be mandated by the Department of Natural Resources have not been finally determined. Management has reserved $376,000 ($195,000 in Trust Fund established by agreement with MDNR) for a portion of the remaining estimated costs to the Company of implementing the corrective action plan. Management intends to continue its attempt to negotiate full resolution of its corrective action obligations.

          On September 30, 1991, the United States Environmental Protection Agency ("EPA") issued a Complaint against the Company alleging violations of the Resource Conservation and Recovery Act ("RCRA") and RCRA regulations in the disposal of solvents at the Company's Grain Valley, Missouri plant. The Complaint seeks penalties in the amount of $2,777,000 and proposes certain compliance actions.

          The Company is vigorously defending the EPA Complaint and related proposed penalties under RCRA. Management believes that all of the allegations are for technical violations. Legal counsel has advised that the penalties sought by EPA in this case are consistent with its applicable penalty guidelines which were adopted by the EPA in October, 1990. Based on the Company's cooperation with MDNR (which has original jurisdiction in the matters covered by the EPA Complaint), in voluntary disclosing the alleged violations, and in promptly undertaking all remedial actions specified by the MDNR, the penalties appear to

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

     the Company's legal counsel to be excessive. However, because so few cases have been disposed of by settlement, or by administrative or judicial proceedings since the new penalty guidelines were adopted, legal counsel cannot express an opinion as to the ultimate amount, if any, of the Company's liability. Since the amount of the Company's exposure for these penalties cannot be reasonably determined at this time, no estimate is included in this section or in the financial statements.

          2.   DIAZ MATTER

          During the third quarter of 1988, Harmon Electronics, Inc. was notified of a threatened claim of environmental cleanup costs relating to the Diaz Refinery in Diaz, Arkansas. Harmon Electronics, Inc. and its predecessor, Harmon Industries, Inc., have in the past entered into transactions involving the disposal of hazardous materials with the Diaz Refinery, as a licensed, regulated waste disposal facility. The threatened claim results from potential actions by federal, state and local environmental agencies for the cleanup of the Diaz Refinery site resulting from improper waste management practices of the operator of the site. Since the operator of the site is now defunct, it is believed likely that the remedial costs will be borne by all waste generators including Harmon Electronics, Inc. and/or Harmon Industries, Inc. Harmon Electronics, Inc. has joined a group of generators (the "PRP Group") who is negotiating a remediation plan for the site with governmental authorities. The PRP Group will also allocate financial responsibility for the costs associated with the remediation plan and will seek contribution from other waste generators who have not joined the PRP Group. To date, the exact extent and cost of the Company's portion of the remediation costs are unknown since neither the cost of the remediation plan, the allocation among members of the PRP Group nor the contribution of non-member generators have been identified. To date, no litigation or court action has been filed against any Harmon affiliate with respect to the Diaz Refinery, although the PRP Group has entered into an Administrative Order on Consent relative to the Diaz site.

     B.   THREATENED

          1.   NONE

III. MISCELLANEOUS PROCEEDINGS

     A.   PENDING

          1.   HOLSTON

          On November 17, 1987, the Company filed a claim for damages against Mr. John Holston, one of the sellers of Modern Industries, Inc. The lawsuit was filed in the U.S. District Court, Western District of Missouri, Western Division, Case No. 87-0999-CV-W6. The jury returned a verdict in favor of the Company for $500,000 on one of the theories during the fourth quarter of 1989. Through his counsel, Mr. Holston filed an additional lawsuit against Harmon's wholly-owned subsidiary, Modern Industries, Inc., seeking indemnification for the damages awarded the Company in the original lawsuit filed by the

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     Company. This case was filed in Circuit Court 10, Jefferson County,
     Kentucky, on February 6, 1990 and is identified as HOLSTON V. MODERN INDUSTRIES INC., Case No. 90 CI 00672. On December 31, 1990, Modern Industries, Inc. was merged into Harmon Electronics, Inc., and consequently, Harmon Electronics, Inc. assumed the position of Modern Industries, Inc. in this case by operation of law. During the fourth quarter of 1991, this lawsuit was dismissed by the Court on motion by Harmon Electronics, Inc. for summary judgment. On April 16, 1993, the Court of Appeals of the Commonwealth of Kentucky reversed and remanded the summary judgment dismissal of this case. The Appellate Court overruled the District Court finding that facts were in dispute and ordered that the matter be reset for trial.

          2.   MURRAY/STACEY CASE

          In BONNIE J. MURRAY AND MARIA E. STACEY V. ELECTRO PNEUMATIC CORPORATION, NOEL SMITH AND BOB RANCOURT, is a lawsuit alleging wrongful discharge claims against the Company's wholly-owned subsidiary, Electro Pneumatic Corporation, and certain of its officers. The case is brought in State Court in California. Recovery is sought on four causes of action, including the following: breach of implied contract; breach of good faith and fair dealing; employment discrimination based on gender and age discrimination. These causes of action are all predicated on wrongful discharge in connection with the reduction in force effected on April 30, 1991. Claims include back pay and reinstatement, attorneys' fees, compensatory damages and punitive damages, but in unspecified amounts. Although an answer has been filed, there has been little discovery to date in this case which was filed on July 2, 1992. Depositions of Bonnie Murray and Maria Stacey have been very favorable to defendants on the gender and age discrimination counts of the case. Defendants intend to file a motion for summary judgment upon completion of discovery. Management intends to vigorously defend these claims.

          3.   ZAMAITIS EEOC CLAIM

          Zamaitis was an employee of Harmon Industries, Inc. who has MS. Zamaitis was discharged from his job in the accounting department of Harmon Industries as a result of poor performance and his inability to complete his work assignments. He has filed separate claims with the Department of Labor and the Missouri Commission of Human Rights. The claims allege discriminatory discharge. He seeks reinstatement, back pay and benefits.

     B.   THREATENED

          1.   LODIGIANI CLAIM

          In April 1992, Cedrite Technologies, Inc. was negotiating with the Oxford Group for the sale of the Cedrite assets. The price was based on estimated liquidation value and was structured to include a cash payment plus assumption of Cedrite lease and real estate obligations. While Cedrite attempted to finalize its negotiations with the Oxford Group, a new purchaser emerged, Lodigiani USA, Ltd., the American subsidiary of an Italian construction conglomerate. In April 1992, Lodigiani tendered an offer for the Cedrite assets which included a $250,000 non-refundable deposit and written confirmation of its willingness to

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     assume Cedrite's lease and real estate obligations with 45 days. The offer appeared to be designed to supersede an outstanding offer by the Oxford Group which had not been accepted by Cedrite. Cedrite accepted the Lodigiani offer. Lodigiani failed to assume the lease within the agreed upon period and Cedrite notified Lodigiani of its breach. Lodigiani has threatened litigation to recover its $250,000 deposit for the equipment which was later sold to a liquidator for $100,000. To date, no litigation has been filed.

















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                                  SCHEDULE 5.8

                                      TAXES

     Cedrite Technologies, Inc. ("Cedrite") has been notified of a potential personal property tax liability of approximately $460,000 (exclusive of interest and penalties) by representatives of taxing authorities in Wyandotte County, Kansas and Kansas City, Kansas. No assessment or formal notification of underpayment has been delivered to Cedrite. More than a year and a half has passed since the investigative meeting between representatives of Cedrite and representatives of the taxing authorities.












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

                                  SCHEDULE 5.11

                              ENVIRONMENTAL MATTERS

1.   See disclosure on SCHEDULE 5.3 under the subheading "Environmental".

2. Cedrite Technologies, Inc. ("Cedrite") utilized Hazardous Materials in its reprocessing of used railroad ties (previously treated with creosote compounds). Additionally, prior owners of the Cedrite manufacturing site (10 Berger Avenue, Kansas City, Kansas) apparently illegally disposed of Hazardous Materials on the site prior to occupancy by Cedrite. Cedrite was an equitable owner of a portion of the site and lessee on another portion. Cedrite and Harmon are obligated to the landlord on certain environmental indemnities for potential claims for contamination by Hazardous Materials attributable to Cedrite's operations on the leased site. To date, no claims have been made to Cedrite or Harmon regarding the indemnity obligations. Harmon and Cedrite have an indemnification agreement from Union Pacific Corporation (a prior owner) as to contamination prior to Cedrite's ownership or lease interests on both sites. No claims or notices have been received by Harmon or Cedrite as to alleged liability for contamination from Hazardous Materials attributable to Cedrite's operations.

3. During 1990, 1991 and 1992 Harmon Electronics, Inc. ("HEI") has received notices from the local POTW that wastewater discharges from HEI's plant in Warrensburg, Missouri may have exceeded permissible discharge limits and may have violated its permit (NPDES) limits. The dispute relates to concentrations of heavy metals, particularly copper, which might have remained in the wastewater after treatment at HEI's facility. No formal claim or notice of assessed penalty has to date been received and none is currently expected. The POTW has alleged that wastewater concentrations of contaminant at levels in excess of HEI's discharge limits may have resulted in a bacterial kill at the POTW treatment facility. The POTW may also be exposed for EPA or MDNR fines for its improper treatment and discharges following the bacterial kill. HEI does not believe that its discharges were above its permissible discharge limits or were responsible for the bacterial kill. Throughout the period from initial notification to date, HEI has cooperated with the POTW in investigating and implementing solutions to the alleged problem. HEI has in 1992 installed additional wastewater treatment equipment to minimize the likelihood of future incidents.







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

                                  SCHEDULE 5.12

                              EXISTING SUBSIDIARIES

HARMON INDUSTRIES. INC.

     Harmon Electronics, Inc. (Missouri)
     Electro Pneumatic Corporation (California)
     Consolidated Asset Management Company, Inc. (Missouri)
     Cedrite Technologies, Inc. (Kansas) (Inactive)
     Phoenix Data, Inc. (Delaware) (Inactive)

HARMON ELECTRONICS INC.

     None

ELECTRO PNEUMATIC CORPORATION

     None

CONSOLIDATED ASSET MANAGEMENT COMPANY INC.

     None

     COMMITMENTS OR AGREEMENTS RELATING TO HII COMMON STOCK

1.   Options granted pursuant to the HII incentive stock option plan.

2. Options granted pursuant to the 1988 Non-Qualified Directors Option Plan as amended.

3. Lock-up Agreement between Piper Jaffray, Inc. (George K. Baum Corp.) and HII, it's officers and directors prohibiting sales or issuances of stock for 180 days after the closing date for the Successful Equity Offering.

4.   Stock awards pursuant to the existing Officers Bonus Plan.

5. Plan providing for service awards to employees based -on longevity with the company usually in the form of common stock.

6. Indemnification obligations for underwriters in connection with the Purchase Agreement executed in connection with the Successful Equity Offering.

7. Indemnification obligation to H.B. Oppenheimer & Company (the Company's Investment Adviser) in connection with the Successful Equity Offering.


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

8. Indemnification obligations to HII Employee Stock Ownership Plan in connection with the Successful Equity Offering.

                                 SCHEDULE 5. 14

                           EXISTING MATERIAL CONTRACTS

1. Purchase Agreement among Piper Jaffray Inc., George K. Baum & Company, the Company and the Selling Stockholders in connection with Successful Equity Offering.

2. Lease Agreement for Assembly Storage and Distribution Facility in Griffin, Georgia.

3. Lease Agreement for lease of the design and manufacturing facility in Jacksonville, Florida.

4. Lease Agreement for lease of the assembly, storage and distribution facility in Marion, Iowa.

5. Standard Industrial Lease Agreement for lease of Building No. 1 used by Electro Pneumatic Corporation in Riverside, California.

6. Standard Industrial Lease Agreement for lease of Building No. 2 used by Electro Pneumatic Corporation in Riverside, California.

7. Standard Industrial Lease Agreement for lease of Building No. 3 used by Electro Pneumatic Corporation in Riverside, California.

8.   Lease for the corporate headquarters in Blue Springs, Missouri.

9.   Lease for engineering facilities located in Grain Valley, Missouri.

10. 1990 Employee Incentive Stock Option Plan of the Company (incorporated by reference to Annex A to the Company's Proxy Statement dated April 1, 1991).


11. Non-Qualified 1988 Director Option Plan for the members of the Board of Directors of the Company.

12. Form of Indemnification Agreement entered into between the Company and each of the members of its Board of Directors.

13.  Form of Directors and Officers Liability Insurance Policy.

14. Employment Agreement entered into between the Company and Mr. Harmon, Chief Executive Officer of the Company.

15. Employment Agreement entered into between the Company and Mr. Olsson, President and Chief Operating Officer of the Company.

16. Employment Agreement entered into between the Company and Mr. Foudree, Executive Vice President-Finance, Treasurer and Secretary of the Company.

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

17. Employment Agreement entered into between the Company and Mr. Heggestad, Vice President-Technology of the Company.

18. Employment Agreement entered into between the Company and Mr. Smith, President of wholly-owned subsidiary of the Company.

19. Deferred Compensation Agreement executed by the Company for the benefit of certain of its officers, as amended.

20. Closure/Post Closure Plan for MDNR dated February 25, 1992 (incorporated by reference to Exhibit 10.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

21. Consent Decree for State of Missouri, Webster and MDNR v. Harmon Electronics, Inc. (incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
     1992).

22. Numerous Sales orders for each of the Borrowers relating to the sale of products of the Borrowers entered into in the ordinary course of business.

23.  Environmental indemnification of Union Pacific Corporation referred to in
     SCHEDULE 5.11(2).

24. Environmental indemnification by Harmon and Cedrite for Cedrite Technologies, Inc. operational contamination as described in
     SCHEDULE 5.11(2).





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

                                  Schedule 6.9

                          Deferred Capital Expenditures

     The following Capital Expenditures permitted by the June 28, 1993 Credit Agreement, as previously amended, were deferred from calendar year 1995:

     DESCRIPTION OF CAPITAL EXPENDITURES                         AMOUNT





















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

                                  Schedule 6.11

                              Existing Indebtedness

(1)  IRB's referred to in SCHEDULE 1.1.

(2)  Telephone contract for CAMCO referred to in SCHEDULE 1.1.

(3) Letters of Credit aggregating approximately $375,000 issued to the Missouri Department of Workers' Compensation.

(4)  $50,000 Note to Union Pacific for crossover track obligation.












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

                                  SCHEDULE 6.16

                               EXISTING INVESTMENT

1. Investment in Vale-Harmon Enterprises, LTD. in Saint-Laurent, Quebec, Canada representing 25% ownership currently valued on HII's books at $100,100.

2. Investment in Henkes-Harmon Industries, PTUY. LTD. in Mooroolbark, Victoria, Australia representing 20% ownership currently valued on HII's books at $3,150.

3. 7,500 shares of redeemable, 8% Cumulative, $100 par value preferred stock of KineticSystems Corp. currently valued on HII's books at $612,000.

4. Note receivable from Halear Corp. in the initial principal balance of $113,236 relating to sale of its Interface Product Line (PDI), current balance is approximately $53,000.


                                     80